                                                                       EXHIBIT 1

                                                                  EXECUTION COPY

================================================================================

                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                      among

                            HENRY BIRKS & SONS INC.,

                            BIRKS MERGER CORPORATION

                                       and

                             MAYOR'S JEWELERS, INC.

                           Dated as of April 18, 2005

================================================================================

                                TABLE OF CONTENTS

                                                                                PAGE
                                   ARTICLE I

                                   THE MERGER

SECTION 1.01  The Merger .....................................................    2
SECTION 1.02  Effective Time; Closing ........................................    2
SECTION 1.03  Effect of the Merger ...........................................    2
SECTION 1.04  Certificate of Incorporation; By-laws ..........................    2
SECTION 1.05  Directors and Officers .........................................    3

                                   ARTICLE II

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

SECTION 2.01  Conversion of Securities .......................................    3
SECTION 2.02  Exchange of Certificates .......................................    3
SECTION 2.03  Stock Transfer Books ...........................................    6
SECTION 2.04  Company Stock Options. .........................................    6
SECTION 2.05  Restricted Stock ...............................................    8
SECTION 2.06  Company Warrants. ..............................................    8
SECTION 2.07  No Appraisal Rights ............................................    9
SECTION 2.08  Affiliates .....................................................    9

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

SECTION 3.01  Authority Relative to this Agreement ...........................    9
SECTION 3.02  No Conflict; Required Filings and Consents .....................   10
SECTION 3.03  Board Approval; Vote Required ..................................   11
SECTION 3.04  [Reserved] .....................................................   11
SECTION 3.05  Opinion of Financial Advisor ...................................   11
SECTION 3.06  Brokers ........................................................   11

                                   ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

SECTION 4.01  Corporate Organization .........................................   12
SECTION 4.02  Certificate of Amalgamation and By-laws ........................   12
SECTION 4.03  Capitalization .................................................   13
SECTION 4.04  Authority Relative to this Agreement ...........................   14
SECTION 4.05  No Conflict; Required Filings and Consents .....................   14
SECTION 4.06  Permits; Compliance ............................................   15
SECTION 4.07  SEC Filings ....................................................   15

SECTION 4.08  Financial Statement; Undisclosed Liabilities ...................   16
SECTION 4.09  Absence of Certain Changes or Events ...........................   16
SECTION 4.10  Internal Controls ..............................................   16
SECTION 4.11  Absence of Litigation ..........................................   17
SECTION 4.12  Employee Benefit Plans .........................................   17
SECTION 4.13  Labor and Employment Matters ...................................   18
SECTION 4.14  Real Property; Title to Assets .................................   19
SECTION 4.15  Intellectual Property ..........................................   20
SECTION 4.16  Taxes ..........................................................   20
SECTION 4.17  Environmental Matters ..........................................   21
SECTION 4.18  Material Contracts .............................................   21
SECTION 4.19  Insurance ......................................................   22
SECTION 4.20  Customers and Suppliers ........................................   23
SECTION 4.21  Certain Business Practices .....................................   23
SECTION 4.22  Interested Party Transactions ..................................   23
SECTION 4.23  No Vote Required ...............................................   23
SECTION 4.24  Accounts Receivable ............................................   23
SECTION 4.25  Inventories ....................................................   24
SECTION 4.26  Operations of Merger Sub .......................................   24
SECTION 4.27  Brokers ........................................................   24

                                   ARTICLE V

                     CONDUCT OF BUSINESS PENDING THE MERGER

SECTION 5.01  Conduct of Business by the Company Pending the Merger ..........   24
SECTION 5.02  Conduct of Business by Parent Pending the Merger ...............   25

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

SECTION 6.01  Registration Statement; Proxy Statement ........................   27
SECTION 6.02  Company Stockholders' Meeting ..................................   29
SECTION 6.03  Access to Information; Confidentiality .........................   29
SECTION 6.04  Directors' and Officers' Indemnification and Insurance .........   29
SECTION 6.05  Notification of Certain Matters ................................   30
SECTION 6.06  Company Affiliates .............................................   30
SECTION 6.07  Further Action; Reasonable Efforts .............................   31
SECTION 6.08  Plan of Reorganization .........................................   31
SECTION 6.09  Obligations of Merger Sub ......................................   32
SECTION 6.10  Consents of Accountants ........................................   32
SECTION 6.11  AMEX Listing ...................................................   32
SECTION 6.12  Public Announcements ...........................................   32
SECTION 6.13  Board of Directors of Parent ...................................   32
SECTION 6.14  Company Stock Held by Parent ...................................   32

                                  ARTICLE VII

                            CONDITIONS TO THE MERGER

SECTION 7.01  Conditions to the Obligations of Each Party ....................   33
SECTION 7.02  Conditions to the Obligations of Parent and Merger Sub .........   33
SECTION 7.03  Conditions to the Obligations of the Company ...................   34

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

SECTION 8.01  Termination ....................................................   36
SECTION 8.02  Effect of Termination ..........................................   37
SECTION 8.03  Fees and Expenses ..............................................   37
SECTION 8.04  Amendment ......................................................   38
SECTION 8.05  Waiver .........................................................   38

                                   ARTICLE IX

                               GENERAL PROVISIONS

SECTION 9.01  Non-Survival of Representations, Warranties and Agreements .....   38
SECTION 9.02  Notices ........................................................   39
SECTION 9.03  Certain Definitions ............................................   40
SECTION 9.04  Severability ...................................................   44
SECTION 9.05  Entire Agreement; Assignment ...................................   44
SECTION 9.06  Parties in Interest ............................................   45
SECTION 9.07  Specific Performance ...........................................   45
SECTION 9.08  Governing Law ..................................................   45
SECTION 9.09  Waiver of Jury Trial ...........................................   45
SECTION 9.10  Headings .......................................................   45
SECTION 9.11  Counterparts ...................................................   46
SECTION 9.12  Special Committee ..............................................   46

            AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, dated as of April 18, 2005 (this "Agreement"), among Henry Birks & Sons Inc., a Canadian corporation ("Parent"), Birks Merger Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Mayor's Jewelers, Inc., a Delaware corporation (the "Company").

            WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), Parent and the Company will enter into a business combination transaction pursuant to which Merger Sub will merge with and into the Company (the "Merger");

            WHEREAS, the Board of Directors of the Company (the "Company Board") has established a special committee composed of independent members of the Company Board (the "Special Committee") to review and evaluate the terms and conditions, and determine the advisability, of a possible business combination with Parent;

            WHEREAS, the Special Committee has negotiated the terms and conditions of this Agreement on behalf of the Company and has (i) determined that the Merger is consistent with and in furtherance of the long-term business strategy of the Company and advisable, fair to, and in the best interests of the stockholders of the Company (other than Parent and its affiliates and associates) and (ii) recommended the approval and adoption of this Agreement by the Company Board;

            WHEREAS, the Company Board has, based upon the recommendation of the Special Committee, (i) determined that the Merger is consistent with and in furtherance of the long-term business strategy of the Company and advisable, fair to, and in the best interests of the stockholders of the Company (other than Parent and its affiliates and associates), (ii) approved and adopted this Agreement and declared its advisability and approved the Merger and the other transactions contemplated by this Agreement and (iii) recommended the approval and adoption of this Agreement by the stockholders of the Company;

            WHEREAS, the Board of Directors of Parent (the "Parent Board") has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Parent and fair to, and in the best interests of, Parent and its stockholders and has approved and adopted this Agreement, the Merger and the other transactions contemplated by this Agreement; and

            WHEREAS, for federal income tax purposes, the Merger is intended to qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code");

            NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

            SECTION 1.01 The Merger. Upon the terms of this Agreement and subject to the conditions set forth in Article VII, and in accordance with the DGCL, at the Effective Time (as defined in Section 1.02), Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

            SECTION 1.02 Effective Time; Closing. As promptly as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in
Article VII (but in no event earlier than August 21, 2005), the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL (the date and time of such filing of the Certificate of Merger (or such later time as may be agreed by each of the parties hereto and specified in the Certificate of Merger) being the "Effective Time"). Immediately prior to such filing of the Certificate of Merger, a closing (the "Closing") shall be held at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022, or such other place as the parties shall agree, for the purpose of confirming the satisfaction or waiver, as the case may be, of the conditions set forth in Article VII.

            SECTION 1.03 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

            SECTION 1.04 Certificate of Incorporation; By-laws. (a) At the Effective Time the Certificate of Incorporation of the Company shall be amended and restated to be the same as the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time until thereafter amended as provided by law and such Certificate of Incorporation; provided, however, that, at the Effective Time, Article I of the Certificate of Incorporation of the Surviving Corporation shall read as follows: "The name of the corporation is Mayor's Jewelers, Inc."

            (b) Unless otherwise determined by Parent prior to the Effective Time, and subject to Section 6.04(a), at the Effective Time, the By-laws of the Company shall be amended and restated to be the same as the By-laws of Merger Sub, as in effect immediately prior to the Effective Time until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation and such By-laws.

            SECTION 1.05 Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or approval.

                                   ARTICLE II

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

            SECTION 2.01 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of any of the following securities:

            (a) each share of common stock, par value $0.0001 per share ("Company Common Stock"), of the Company issued and outstanding immediately prior to the Effective Time, excluding any shares of Company Common Stock (i) held directly by Parent and (ii) to be canceled pursuant to Section 2.01(b), being hereinafter collectively referred to as the "Shares", shall be canceled and shall be converted automatically, subject to Section 2.02, into the right to receive 0.08695 (the "Exchange Ratio") Class A Voting Shares ("Parent Common Stock") of Parent (the "Merger Consideration"), payable upon surrender, in the manner provided in Section 2.02, of the certificate that formerly evidenced such Share;

            (b) each share of Company Common Stock held in the treasury of the Company and each share of Company Common Stock held by any direct or indirect subsidiary of the Company immediately prior to the Effective Time shall be canceled without any conversion thereof and no payment or distribution shall be made with respect thereto; and

            (c) each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be canceled and shall be converted automatically into the right to receive one share of Company Common Stock, and no payment or distribution shall be made with respect thereto.

            SECTION 2.02 Exchange of Certificates. (a) Exchange Agent. Parent shall deposit, or shall cause to be deposited, with SunTrust Bank or such other bank or trust company that may be designated by Parent and is reasonably satisfactory to the Company (the "Exchange Agent"), for the benefit of the holders of Shares, for exchange in accordance with this Article II through the Exchange Agent, certificates representing the shares of Parent Common Stock issuable pursuant to Section 2.01 as of the Effective Time, and cash, from time to time as required to make payments in lieu of any fractional shares pursuant to Section 2.02(e) (such cash and certificates for shares of Parent Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the shares of Parent Common Stock contemplated to be issued pursuant to Section 2.01 out of the Exchange Fund. Except as contemplated by Section 2.02(g) hereof, the Exchange Fund shall not be used for any other purpose.

            (b) Exchange Procedures. As promptly as practicable after the Effective Time, (but in no event later than five (5) business days after the Effective Time), Parent shall cause the Exchange Agent to mail to each person who was, at the Effective Time, a holder of record of Shares entitled to receive the Merger Consideration pursuant to Section 2.01(a): (i) a letter of transmittal (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the certificates evidencing such Shares (the "Certificates") shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates pursuant to such letter of transmittal. Upon surrender to the Exchange Agent of a Certificate for cancellation, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock which such holder has the right to receive in respect of the Shares formerly represented by such Certificate (after taking into account all Shares then held by such holder), cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.02(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c), and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock, cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.02(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c) may be issued to a transferee if the Certificate representing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Parent Common Stock, cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to
Section 2.02(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c).

            (c) Distributions with Respect to Unexchanged Shares of Parent Common Stock. No dividends or other distributions declared or made after the Effective Time with respect to the Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of any fractional shares shall be paid to any such holder pursuant to Section 2.02(e), until the holder of such Certificate shall surrender such Certificate. Subject to the effect of escheat, tax or other applicable Laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) promptly, the amount of any cash payable with respect to a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.02(e) and the amount of dividends or other distributions with a record date after the Effective Time and theretofore paid with respect to such whole shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Parent Common Stock.

            (d) No Further Rights in Shares. All shares of Parent Common Stock issued upon conversion of the Shares in accordance with the terms hereof (including any cash paid pursuant to Section 2.02(c) or (e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares.

            (e) No Fractional Shares. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a shareholder of Parent. Each holder of a fractional share interest shall be paid an amount in cash (without interest and subject to the amount of any withholding taxes as contemplated in Section 2.02(i)) equal to the product obtained by multiplying
(i) such fractional share interest held, directly or indirectly, by such holder (after taking into account all fractional share interests then held, directly or indirectly, by such holder) by (ii) the average closing price of a share of Parent Common Stock as reported by the American Stock Exchange (the "AMEX") in the twenty (20) consecutive trading days beginning on (and including) the trading day immediately following the date of the Effective Time. As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional share interests, the Exchange Agent shall so notify Parent, and Parent shall deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional share interests subject to and in accordance with the terms of Sections 2.02(b) and
(c).

            (f) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Common Stock), extraordinary cash dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Parent Common Stock or Company Common Stock occurring on or after the date hereof and prior to the Effective Time.

            (g) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of Shares for one year after the Effective Time shall be delivered to Parent, upon demand, and any holders of Shares who have not theretofore complied with this Article II shall thereafter look only to Parent for the shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock to which they are entitled pursuant to
Section 2.02(e) and any dividends or other distributions with respect to the Parent Common Stock to which they are entitled pursuant to Section 2.02(c). Any portion of the Exchange Fund remaining unclaimed by holders of Shares as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any government entity shall, to the extent permitted by applicable Law, become the property of Parent free and clear of any claims or interest of any person previously entitled thereto.

            (h) No Liability. None of the Exchange Agent, Parent or the Surviving Corporation shall be liable to any holder of Shares for any such Shares (or dividends or distributions with respect thereto), or cash delivered to a public official pursuant to any abandoned property, escheat or similar Law.

            (i) Withholding Rights. Each of the Exchange Agent, the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, the Income Tax Act (Canada) (the "ITA"), or any provision of state, provincial, local or other, United States or foreign, tax Law. To the extent that amounts are so deducted or withheld by the Exchange Agent, the Surviving Corporation or Parent, as the case may be, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Shares in respect of which such deduction and withholding was made by the Exchange Agent, the Surviving Corporation or Parent, as the case may be.

            (j) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock to which the holders thereof are entitled pursuant to Section 2.02(e) and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.02(c).

            SECTION 2.03 Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Shares thereafter on the records of the Company. From and after the Effective Time, the holders of Certificates representing Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided in this Agreement or by Law. On or after the Effective Time, any Certificates presented to the Exchange Agent or Parent for any reason shall be converted into shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock to which the holders thereof are entitled pursuant to Section 2.02(e) and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.02(c).

            SECTION 2.04 Company Stock Options. (a) All options to purchase shares of Company Common Stock (the "Company Stock Options") outstanding, whether or not exercisable and whether or not vested, at the Effective Time, issued under the Company's 1991 Stock Option Plan, the Company's 2004 Long-Term Incentive Plan and any other plan or agreement pursuant to which Company Stock Options have been issued, in each case as such may have been amended, supplemented or modified (collectively, the "Company Stock Option Plans"), shall remain outstanding following the Effective Time. At the Effective Time, the Company Stock Options shall, by virtue of the Merger and without any further action on the part of the Company or the holder thereof, be assumed by Parent in such manner that Parent (i) is a corporation "assuming a stock option in a transaction to which Section 424(a) applies" within the meaning of Section 424 of the Code and the regulations thereunder or (ii) to the extent that Section 424 of the Code does not apply to any such Company Stock Options, would be such a corporation were Section 424 of the Code applicable to such Company Stock Options. From and after the Effective Time, all references to the Company in the Company Stock Option Plans and the applicable stock option agreements issued thereunder shall be deemed to refer to Parent, which shall have assumed the Company Stock Option Plans as of the Effective Time by virtue of this Agreement and without any further action. Each Company Stock Option assumed by Parent (each, a "Substitute Option") shall be exercisable upon the same terms and conditions as under the applicable Company Stock Option Plan and the applicable option agreement issued thereunder, except that (A) each such Substitute Option shall be exercisable for, and represent the right to acquire, that whole number of shares of Parent Common Stock (rounded downward to the nearest whole share) equal to the number of shares of Company Common Stock subject to such Company Stock Option multiplied by the Exchange Ratio; and (B) the option price per share of Parent Common Stock shall be an amount equal to the option price per share of Company Common Stock subject to such Company Stock Option in effect immediately prior to the Effective Time divided by the Exchange Ratio (the option price per share, as so determined, being rounded upward to the nearest full cent). Such Substitute Option shall otherwise be subject to the same terms and conditions as such Company Stock Option. For illustrative purposes only, if, immediately prior to the Effective Time, a holder owns 100 Company Stock Options, each of which represents the right to acquire one (1) share of Company Common Stock at an exercise price of $0.50 per share of Company Common Stock, at the Effective Time such holder's Company Stock Options shall be converted into eight (8) Substitute Options, each of which will represent the right to acquire one (1) share of Parent Common Stock at an exercise price of $5.75 per share of Parent Common Stock.

            (b) As soon as practicable after the Effective Time, Parent shall deliver, or cause to be delivered, to each holder of a Substitute Option an appropriate notice setting forth such holder's rights pursuant thereto and such Substitute Option shall continue in effect on the same terms and conditions (including any antidilution provisions, and subject to the adjustments required by this Section 2.04 after giving effect to the Merger). Parent shall comply with the terms of all such Substitute Options and ensure, to the extent required by, and subject to the provisions of, the Company Stock Option Plans, that Substitute Options that qualified as incentive stock options under Section 422 of the Code prior to the Effective Time continue to qualify as incentive stock options after the Effective Time. Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Substitute Options pursuant to the terms set forth in this Section 2.04. As soon as practicable after the Effective Time, the shares of Parent Common Stock subject to Substitute Options will be covered by an effective registration statement on Form S-8 (or any successor form) or another appropriate form, and Parent shall use its reasonable best efforts to maintain the effectiveness of such registration statement or registration statements for so long as Substitute Options remain outstanding. In addition, Parent shall use its reasonable best efforts to cause the shares of Parent Common Stock subject to Substitute Options to be listed on the AMEX and such other exchanges as Parent shall determine.

            (c) On or after the date of this Agreement and prior to the Effective Time, each of Parent and the Company shall take all necessary action such that, with respect to each member of the Company Board and each employee of the Company that is subject to Section 16 of the Exchange Act (as defined in Section 3.02(b)) the acquisition by such person of Parent Common Stock or Substitute Options in the Merger and the disposition by any such person of Company

Common Stock or Company Stock Options pursuant to the transactions contemplated by this Agreement shall be exempt from the short-swing profit liability rules of
Section 16(b) of the Exchange Act pursuant to Rule 16b-3 promulgated thereunder.

            SECTION 2.05 Restricted Stock. At the Effective Time, any shares of Company Common Stock outstanding immediately prior to the Effective Time that are unvested or are subject to a repurchase option, risk of forfeiture or other condition under the Company Stock Option Plans or any applicable restricted stock purchase agreement or other agreement with the Company (a "Company Restricted Stock Award") shall be exchanged for shares of Parent Common Stock pursuant to Section 2.01 that shall be unvested and subject to the same repurchase option, risk of forfeiture or other condition to which the applicable Company Restricted Stock Award is subject, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends. The Company shall take all actions that may be necessary to ensure that, from and after the Effective Time, Parent or the Surviving Corporation is entitled to exercise any such repurchase options or other rights set forth in any such restricted stock purchase or other agreement.

            SECTION 2.06 Company Warrants. (a) All warrants to purchase shares of Company Common Stock, excluding any warrants to purchase shares of Company Common Stock held directly by Parent (the "Company Warrants") outstanding at the Effective Time shall remain outstanding following the Effective Time. At the Effective Time, the Company Warrants shall, by virtue of the Merger and without any further action on the part of the Company or the holder thereof, be assumed by Parent. From and after the Effective Time, all references to the Company in the applicable warrant agreements pursuant to which such Company Warrants were issued (the "Company Warrant Agreements") shall be deemed to refer to Parent, which shall have assumed the Company Warrants and Company Warrant Agreements as of the Effective Time by virtue of this Agreement and without any further action. Each Company Warrant assumed by Parent (each, a "Substitute Warrant") shall be exercisable upon the same terms and conditions as under the applicable Company Warrant Agreements, except that (A) each such Substitute Warrant shall be exercisable for, and represent the right to acquire, that whole number of shares of Parent Common Stock (rounded downward to the nearest whole share) equal to the number of shares of Company Common Stock subject to such Company Warrant multiplied by the Exchange Ratio; and (B) the exercise price per share of Parent Common Stock shall be an amount equal to the exercise price per share of Company Common Stock subject to such Company Warrant in effect immediately prior to the Effective Time divided by the Exchange Ratio (the exercise price per share, as so determined, being rounded upward to the nearest full cent). Such Substitute Warrants shall otherwise be subject to the same terms and conditions as such Company Warrants. For illustrative purposes only, if, immediately prior to the Effective Time, a holder owns 100 Company Warrants, each of which represents the right to acquire one (1) share of Company Common Stock at an exercise price of $0.50 per share of Company Warrant, at the Effective Time such holder's Company Warrants shall be converted into eight (8) Substitute Warrants, each of which will represent the right to acquire one (1) share of Parent Common Stock at an exercise price of $5.75 per share of Parent Common Stock.

            (b) As soon as practicable after the Effective Time, Parent shall deliver, or cause to be delivered, to each holder of a Substitute Warrant an appropriate notice setting forth such holder's rights pursuant thereto and such Substitute Warrant shall continue in effect on the same terms and conditions (including any antidilution provisions, and subject to the adjustments required by this Section 2.06 after giving effect to the Merger). Parent shall comply with the terms of all such Substitute Warrants. Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Substitute Warrants pursuant to the terms set forth in this Section 2.06. Parent shall use its reasonable best efforts to cause the shares of Parent Common Stock subject to Substitute Warrants to be listed on the AMEX and such other exchanges as Parent shall determine.

            SECTION 2.07 No Appraisal Rights. In accordance with Section 262 of the DGCL, no appraisal rights shall be available to holders of shares of Company Common Stock in connection with the Merger.

            SECTION 2.08 Affiliates. Notwithstanding anything to the contrary herein, no Merger Consideration shall be delivered to a Company Affiliate (as defined in Section 6.06) until such person has executed and delivered to Parent an executed copy of the affiliate letter contemplated in Section 6.06 hereof.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            As an inducement to Parent and Merger Sub to enter into this Agreement, the Company hereby represents and warrants to Parent and Merger Sub that:

            SECTION 3.01 Authority Relative to this Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement (collectively, the "Transactions"). The execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions (other than the Required Company Vote and the Disinterested Stockholder Vote, each as defined herein, and the filing and recordation of appropriate merger documents as required by the DGCL). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all Laws relating to fraudulent transfers), reorganization, moratorium or similar Laws affecting creditors' rights generally and subject to the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity). Pursuant to Section 203(b)(2) of the DGCL, in Article 7, Section 7 of the Company's By-laws, the Company has validly elected not to be governed by Section 203 of the DGCL. To the knowledge of the Company, no other state takeover statute is applicable to the Merger or the other transactions contemplated by this Agreement.

            SECTION 3.02 No Conflict; Required Filings and Consents. (a) Except those set forth in the Company Disclosure Schedule (the "Company Disclosure Schedule"), which has been prepared by the Company and delivered by the Company to Parent and Merger Sub prior to the execution and delivery of this Agreement, the execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Certificate of Incorporation or By-laws or any equivalent organizational documents of the Company or any of its subsidiaries, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 3.02(b) have been obtained and all filings and obligations described in Section 3.02(b) have been made, conflict with or violate any United States, non-Canadian or non-United States or Canadian statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order ("Law") applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected, or (iii) result in any breach of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any property or asset of either of them is bound or affected, except, with respect to clauses
(ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, prevent or materially delay consummation of any of the Transactions or otherwise prevent or materially delay the Company from performing its obligations under this Agreement and would not, individually or in the aggregate, have a Company Material Adverse Effect (as defined in Section 9.03(a)).

            (b) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any United States federal, state, county or local or non-United States government, governmental, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal, or judicial or arbitral body (a "Governmental Authority"), except (i) for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), state and provincial securities or "blue sky" Laws ("Blue Sky Laws") and, filing and recordation of appropriate merger documents as required by the DGCL, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, prevent or materially delay consummation of any of the Transactions or otherwise prevent or materially delay the Company from performing its obligations under this Agreement, and would not, individually or in the aggregate, have a Company Material Adverse Effect.

            SECTION 3.03 Board Approval; Vote Required. (a) The Special Committee, by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way, has duly (i) determined that the Merger is advisable, fair to, and in the best interests of the stockholders of the Company (other than Parent and its affiliates and associates), and (ii) recommended the approval and adoption of this Agreement by the Company Board.

            (b) The Company Board, by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way, has duly (i) determined that the Merger is advisable, fair to, and in the best interests of the stockholders of the Company (other than Parent and its affiliates and associates), (ii) approved and adopted this Agreement and declared its advisability and approved the Merger and the other transactions contemplated by this Agreement, and (iii) recommended the approval and adoption of this Agreement by the stockholders of the Company and directed that this Agreement be submitted for consideration by the Company's stockholders at the Company Stockholders' Meeting (as defined in Section 6.01(a)).

            (c) Subject to Section 7.01(b), the only vote of the holders of any class or series of capital stock of the Company necessary to approve this Agreement, the Merger and the other Transactions is the Required Company Vote.

            SECTION 3.04 [Reserved]

            SECTION 3.05 Opinion of Financial Advisor. The Special Committee has received the written opinion of Houlihan Lokey Howard & Zukin (the "HLHZ Fairness Opinion"), dated the date of this Agreement, to the effect that, as of the date of this Agreement, the Exchange Ratio is fair, from a financial point of view, to the Company's stockholders (other than Parent and its affiliates and associates), a copy of which opinion has heretofore been furnished to Parent prior to the execution and delivery of this Agreement.

            SECTION 3.06 Brokers. No broker, finder or investment banker (other than Houlihan Lokey Howard & Zukin) is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company. The Company has heretofore furnished to Parent a complete and correct copy of all agreements between the Company and Houlihan Lokey Howard & Zukin pursuant to which such firm would be entitled to any payment relating to the Transactions.

                                   ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

            As an inducement to the Company to enter into this Agreement, Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company that:

            SECTION 4.01 Corporate Organization. (a) Each of Parent and each subsidiary of Parent, excluding the Company and its subsidiaries (each a "Subsidiary" and collectively, the "Subsidiaries"), is a corporation amalgamated or incorporated, as applicable, validly existing and in good standing under the laws of the jurisdiction of its amalgamation or incorporation, as applicable, and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified to do business in each jurisdiction where the character of its activities requires such qualification, except where the failure to be so amalgamated or incorporated, as applicable, existing or in good standing, to have such power and authority or to be so qualified would not, individually or in the aggregate, prevent or materially delay consummation of any of the

Transactions or otherwise prevent or materially delay Parent or Merger Sub from performing their obligations under this Agreement and would not, individually or in the aggregate, have a Parent Material Adverse Effect (as defined in Section 9.03(a)).

            (b) A true and complete list of all the Subsidiaries, together with the jurisdiction of incorporation of each Subsidiary and the percentage of the outstanding capital stock of each Subsidiary owned by Parent and each other Subsidiary, is set forth in Section 4.01(b) of the Parent Disclosure Schedule (the "Parent Disclosure Schedule"), which has been prepared by Parent and delivered by Parent to the Company prior to the execution and delivery of this Agreement. Except as disclosed in Section 4.01(b) of the Parent Disclosure Schedule, Parent does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

            (c) Each Subsidiary that is material to the business, financial condition or results of operations of Parent and the Subsidiaries taken as a whole is so identified in Section 4.01(c) of the Parent Disclosure Schedule and is referred to herein as a "Material Subsidiary".

            SECTION 4.02 Certificate of Amalgamation and By-laws. Parent has heretofore furnished to the Company a complete and correct copy of the Articles of Amalgamation and the By-laws of Parent and the Articles of Incorporation or Certificate of Amalgamation and By-laws of each Material Subsidiary, each as amended to date. Such Articles of Amalgamation, Articles of Incorporation or Certificate of Incorporation as applicable, and By-laws are in full force and effect. Neither Parent nor any Material Subsidiary is in violation of any of the provisions of its Articles of Amalgamation, Articles of Incorporation or Certificate of Incorporation as applicable, or By-laws.

            SECTION 4.03 Capitalization. (a) The authorized capital stock of Parent consists of (i) an unlimited number of shares of Parent Common Stock,
(ii) an unlimited number of Class B Multiple Voting Shares ("Parent Class B Shares"), (iii) 100,000 Class C Shares ("Parent Class C Shares"), (iv) an unlimited number of non-voting common shares ("Parent Non-Voting Shares"), and
(v) 2,034,578 Series A preferred shares ("Parent Preferred Stock"). As of the date of this Agreement, (i) 85,450 shares of Parent Common Stock are issued and outstanding, all of which are validly issued, fully paid and non-assessable,
(ii) nil shares of Parent Common Stock are held in the treasury of Parent, (iii) nil shares of Parent Common Stock are held by subsidiaries of Parent, (iv) 7,213,094 Parent Class B Shares are issued and outstanding, all of which are validly issued, fully paid and non-assessable, (vi) nil Parent Class C Shares are issued and outstanding, (vi) nil Parent Non-Voting Shares are issued and outstanding, and (vii) 1,022,350 shares of Parent Preferred Stock are issued and outstanding, all of which are validly issued, fully paid and non-assessable. As of the date of this Agreement, no other shares of Parent Preferred Stock are issued and outstanding. Except as set forth in this Section 4.03 and in Section 4.03(a) of the Parent Disclosure Schedule and except for stock options granted pursuant to the stock option plan of Parent (the "Parent Stock Option Plan"), there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Parent or any Subsidiary or obligating Parent or any Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, Parent or any Subsidiary. Section 4.03(a) of the Parent Disclosure Schedule sets forth a correct and complete list, as of the date hereof, of the holders of all stock options granted pursuant to the Parent Stock Option Plan, the number of options held by each such holder and the exercise price and the date of grant of each such option. All shares of Parent Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable. Except as disclosed in Section 4.03(a) of the Parent Disclosure Schedule, there are no outstanding contractual obligations of Parent or any Subsidiary to repurchase, redeem or otherwise acquire any shares of Parent Common Stock or any capital stock of any Subsidiary. Except as disclosed in
Section 4.03(a) of the Parent Disclosure Schedule, there are no outstanding contractual obligations of Parent to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary or any other person.

            (b) Except as disclosed in Section 4.03(b) of the Parent Disclosure Schedule, as of the Effective Time, (i) 1,623,644 shares of Parent Common Stock will be issued and outstanding, all of which will be validly issued, fully paid and non-assessable, (ii) nil shares of Parent Common Stock will be held in the treasury of Parent, (iii) nil shares of Parent Common Stock will be held by subsidiaries of Parent, (iv) 7,717,970 Parent Class B Shares will be issued and outstanding, all of which will be validly issued, fully paid and non-assessable,
(v) nil Parent Class C Shares will be issued and outstanding, (vi) nil Parent Non-Voting Shares will be issued and outstanding, and (vii) nil shares of Parent Preferred Stock will be issued and outstanding.

            (c) The authorized capital stock of Merger Sub consists of 200 shares of common stock, par value $0.01 per share, all of which are duly authorized, validly issued, fully paid and non-assessable and free of any preemptive rights in respect thereof and all of which are owned by Parent. Each outstanding share of capital stock of Merger Sub is duly authorized, validly issued, fully paid and non-assessable and each such share is owned by Parent or Merger Sub free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Parent's or Merger Sub's voting rights, charges and other encumbrances of any nature whatsoever.

            (d) The shares of Parent Common Stock to be issued pursuant to the Merger in accordance with Section 2.01 (i) will be duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Parent's Articles of Amalgamation or By-laws or any agreement to which the Parent is a party or is bound and (ii) will, when issued, be registered under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act") and the Exchange Act and registered or exempt from registration under applicable Blue Sky Laws.

            SECTION 4.04 Authority Relative to this Agreement. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the Transactions (other than, with respect to the Merger, the filing and recordation of appropriate merger documents as required by the DGCL). This Agreement has been duly and validly executed and delivered by

Parent and Merger Sub and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all Laws relating to fraudulent transfers), reorganization, moratorium or similar Laws affecting creditors' rights generally and subject to the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity).

            SECTION 4.05 No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub will not, (i) conflict with or violate the Articles of Amalgamation, Articles of Incorporation or Certificate of Incorporation, as applicable, or By-laws of Parent or any Subsidiary, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 4.05(b) have been obtained and all filings and obligations described in Section 4.05(b) have been made, conflict with or violate any Law applicable to Parent or any Subsidiary or by which any property or asset of either of them is bound or affected, or (iii) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Parent or any Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any Subsidiary is a party or by which Parent or any Subsidiary or any property or asset of either of them is bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, prevent or materially delay consummation of any of the Transactions or otherwise prevent or materially delay Parent and Merger Sub from performing their obligations under this Agreement and would not, individually or in the aggregate, have a Parent Material Adverse Effect.

            (b) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for applicable requirements of, or exemptions under, the Securities Act, Exchange Act, Blue Sky Laws or Canadian securities laws and filing and recordation of appropriate merger documents as required by the DGCL, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, prevent or materially delay consummation of any of the Transactions or otherwise prevent Parent or Merger Sub from performing, in all material respects, their obligations under this Agreement.

            SECTION 4.06 Permits; Compliance. Except as disclosed in Section
4.06 of the Parent Disclosure Schedule, each of Parent and its Subsidiaries is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for Parent or any Subsidiary to own, lease and operate its material properties or to carry on its business as it is now being conducted (the "Parent Permits"). As of the date of this Agreement, no suspension or cancellation of any of the Parent Permits is pending or, to the knowledge of Parent, threatened. Neither Parent nor any Subsidiary is in conflict with, or in default, breach or violation of, (a) any Law applicable to Parent or any Subsidiary or by which any material property or asset of Parent or any Subsidiary is bound or affected, or (b) any material note, bond, mortgage, indenture, contract, agreement, lease, license, franchise, Parent Permit or other material instrument or obligation to which Parent or any Subsidiary is a party or by which Parent or any Subsidiary or any property or asset of Parent or any Subsidiary is bound.

            SECTION 4.07 SEC Filings. Parent has filed all forms, schedules, reports and documents required to be filed by it with the Securities and Exchange Commission (the "SEC") since July 31, 2002 (collectively, the "Parent SEC Reports"). The Parent SEC Reports (i) were prepared in all material respects in accordance with either the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, and (ii) did not, at the time they were filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

            SECTION 4.08 Financial Statement; Undisclosed Liabilities. (a)
Schedule 4.08 of the Parent Disclosure Schedule contains copies of (i) the consolidated audited balance sheets and related consolidated audited annual statements of operations and deficit and cash flows of Parent (as of and for the fiscal years ended March 29, 2003 and March 27, 2004) (the "Audited Financial Statements"); and (ii) the consolidated unaudited balance sheet of Parent as of December 25, 2004 and the related consolidated unaudited statements of operations and deficit and cash flows for the 39-week period then ended (the "Unaudited Financial Statements"). The Audited Financial Statements and the Unaudited Financial Statements are hereinafter referred to, collectively, as the "Financial Statements." Each of the balance sheets included in the Financial Statements (including any related notes and schedules) fairly presents in all material respects the consolidated financial position of Parent, as of the date thereof, and each of the statements of operations and deficit and cash flows included in the Financial Statements (including any related notes and schedules) fairly presents in all material respects the consolidated results of operations and changes in cash flows, as the case may be, of Parent for the periods set forth therein, in each case in accordance with GAAP (as defined in Section 4.10(a)), subject in the case of the Unaudited Financial Statements, to normal recurring adjustments and the absence of footnotes.

            (b) There are no liabilities or obligations of Parent or any Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability or obligation, other than: (i) liabilities fully reflected or provided for in the most recent balance sheet included in the Financial Statements and (ii) liabilities or obligations disclosed in the Parent Disclosure Schedule.

            SECTION 4.09 Absence of Certain Changes or Events. Since March 27, 2004, except as set forth in Section 4.09 of the Parent Disclosure Schedule, or as expressly contemplated by this Agreement, (a) Parent has conducted its business only in the ordinary course and in a manner consistent with past practice, and (b) there has not been any Parent Material Adverse Effect and (c) none of Parent or any Subsidiary has taken any action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in Section 5.02.

            SECTION 4.10 Internal Controls. (a) Parent's financial reporting is in accordance with United States generally accepted accounting principles ("GAAP"). Parent and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations,
(ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Parent has made available to the Company complete and correct copies of, all written descriptions of, and all policies, manuals and other documents promulgating, such internal accounting controls.

            (b) Since March 27, 2004, neither Parent nor any Subsidiary nor, to Parent's knowledge, any director, officer, employee, auditor, accountant or representative of Parent or any Subsidiary, has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Parent or any Subsidiary or their respective internal accounting controls, including any complaint, allegation, assertion or claim that Parent or any Subsidiary has engaged in questionable accounting or auditing practices.

            SECTION 4.11 Absence of Litigation. Except as set forth in Section
4.11 of the Parent Disclosure Schedule, there is no litigation, suit, claim, action, proceeding or investigation (an "Action") pending or, to the knowledge of Parent, threatened against Parent or any Subsidiary, or any property or asset of Parent or any Subsidiary, before any Governmental Authority that (a) individually or in the aggregate, is reasonably likely to have a Parent Material Adverse Effect or (b) seeks to materially delay or prevent the consummation of the Merger. Neither Parent nor any Subsidiary nor any material property or asset of Parent or any Subsidiary is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of Parent, continuing investigation by, any Governmental Authority that would, individually or in the aggregate, prevent or materially delay consummation of any of the Transactions or otherwise prevent or materially delay Parent or Merger Sub from performing its obligations under this Agreement or, individually or in the aggregate, is reasonably likely to have a Parent Material Adverse Effect.

            SECTION 4.12 Employee Benefit Plans. (a) Section 4.12(a) of Parent Disclosure Schedule lists all employee benefit plans and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements, whether legally enforceable or not, to which Parent or any Subsidiary is a party, with respect to which Parent or any Subsidiary has any obligation or which are maintained, contributed to or sponsored by Parent or any Subsidiary for the benefit of any current or former employee, officer or director of Parent or any Subsidiary (collectively, the "Plans").

            (b) Each Plan is now and always has been operated in all material respects in accordance with its terms and the requirements of all applicable Laws. Parent and the Subsidiaries have performed all obligations required to be performed by them under, are not in any respect in default under or in violation of, and have no knowledge of any default or violation by any party to, any Plan. Except as otherwise described in the Parent Disclosure Schedule, no Action is pending or, to the knowledge of Parent, threatened with respect to any Plan (other than claims for benefits in the ordinary course).

            (c) All contributions, premiums or payments required to be made with respect to any Plan have been made on or before their due dates. All such contributions have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any Governmental Authority.

            (d) Except as noted in Section 4.12(d) of the Parent Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the Transactions will (either alone or in conjunction with any other event, including termination of employment) result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any severance, termination or other payment or benefit to any director, officer, employee or consultant of Parent or any Subsidiary.

            SECTION 4.13 Labor and Employment Matters. (a) Except as set forth in Section 4.13(a) of Parent Disclosure Schedule, (i) there are no material controversies pending or, to the knowledge of Parent, threatened between Parent or any Subsidiary and any of their respective employees; (ii) neither Parent nor any Subsidiary is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Parent or any Subsidiary, nor, to the knowledge of Parent, are there any activities or proceedings of any labor union to organize any such employees; and (iii) there are no unfair labor practice complaints pending against Parent or any Subsidiary before any Governmental Authority.

            (b) Parent and the Subsidiaries are in material compliance with all applicable Laws relating to the employment of labor, including those related to wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by the appropriate Governmental Authority and have withheld and paid to the appropriate Governmental Authority or are holding for payment not yet due to such Governmental Authority all amounts required to be withheld from employees of Parent or any Subsidiary and are not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing. Parent and the Subsidiaries have paid in full to all employees or adequately accrued for in accordance with GAAP consistently applied all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees and, except as described in the Parent Disclosure Schedule, there is no material claim or group of related claims with respect to payment of wages, salary or overtime pay that has been asserted or is now pending or threatened before any Governmental Authority with respect to any persons currently or formerly employed by Parent or any Subsidiary. Except as described in Section 4.13(b) of the Parent Disclosure Schedule, neither Parent nor any Subsidiary is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authority relating to employees or employment practices. Except as described in Section 4.13(b) of the Parent Disclosure Schedule, there is no charge or proceeding with respect to a violation of any occupational safety or health standards that has been asserted or is now pending or threatened with respect to Parent. Except as described in Section 4.13(b) of the Parent Disclosure Schedule, there is no charge of discrimination in employment or employment practices, for any reason, including, without limitation, age, gender, race, religion or other legally protected category, which has been asserted or is now pending or threatened before any Governmental Authority in any jurisdiction in which Parent or any Subsidiary has employed or employ any person.

            SECTION 4.14 Real Property; Title to Assets. (a) Section 4.14(a) of the Parent Disclosure Schedule lists each parcel of real property currently or formerly owned by Parent or any Subsidiary. Except as disclosed in Section 4.14(a) of the Parent Disclosure Schedule, each parcel of real property owned by Parent or any Subsidiary (i) is owned free and clear of all mortgages, pledges, liens, security interests, conditional and installment sale agreements, encumbrances, charges or other claims of third parties of any kind, including, without limitation, any easement, right of way or other encumbrance to title, or any option, right of first refusal, or right of first offer (collectively, "Liens"), other than (A) Liens for current taxes and assessments not yet past due, (B) inchoate mechanics' and materialmen's Liens for construction in progress, (C) supplier's, workmen's, repairmen's, warehousemen's and carriers' Liens arising in the ordinary course of business of Parent or such Subsidiary consistent with past practice, and (D) all matters of record, Liens and other imperfections of title and encumbrances that would not, individually or in the aggregate, have a Parent Material Adverse Effect (collectively, "Permitted Liens"), and (ii) is neither subject to any governmental decree or order to be sold nor is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the knowledge of Parent, has any such condemnation, expropriation or taking been proposed.

            (b) Section 4.14(b) of the Parent Disclosure Schedule lists each parcel of real property currently leased or subleased by Parent or any Subsidiary, pursuant to a lease agreement to which Parent and the Subsidiaries are parties (collectively, the "Lease Documents"). True, correct and complete copies of all Lease Documents have been delivered to the Company. All such current leases and subleases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default (or event which, with notice or lapse of time, or both, would constitute a default) by Parent or any Subsidiary.

            (c) There are no contractual or legal restrictions that preclude or restrict the ability to use any real property owned or leased by Parent or any Subsidiary for the purposes for which it is currently being used. There are no latent defects or adverse physical conditions affecting the real property, and improvements thereon, owned or leased by Parent or any Subsidiary other than those that would not, individually or in the aggregate, prevent or materially delay consummation of any of the Transactions or otherwise prevent or materially delay Parent or Merger Sub from performing its obligations under this Agreement and would not, individually or in the aggregate, have a Parent Material Adverse Effect.

            (d) Each of Parent and the Subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold or subleasehold interests in, all of its properties and assets, tangible and intangible, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except for such imperfections of title, if any, that do not materially interfere with the present value of the subject property and that would not have a Parent Material Adverse Effect.

            SECTION 4.15 Intellectual Property. (a) To the knowledge of Parent, the conduct of the business of Parent and the Subsidiaries as currently conducted does not infringe upon or misappropriate the Intellectual Property rights of any third party in any material respect, and no claim has been asserted to Parent that the conduct of the business of Parent and the Subsidiaries as currently conducted infringes upon or may infringe upon or misappropriates the Intellectual Property Rights of any third party in any material respect; (b) Parent and the Subsidiaries own, or have the right to use pursuant to licenses, sublicenses, agreements, or permissions, all Intellectual Property material to the operation of the business of Parent and the Subsidiaries as presently conducted; (c) with respect to each item of Intellectual Property owned by Parent or a Subsidiary and material to the business, financial condition or results of operations of Parent and the Subsidiaries taken as a whole ("Parent Owned Intellectual Property"), Parent or a Subsidiary is the owner of the entire right, title and interest in and to such Parent Owned Intellectual Property and is entitled to use such Parent Owned Intellectual Property in the continued operation of its respective business; (d) with respect to each item of Intellectual Property licensed to Parent or a Subsidiary that is material to the business of Parent and the Subsidiaries as currently conducted ("Parent Licensed Intellectual Property"), Parent or a Subsidiary has the right to use such Parent Licensed Intellectual Property in the continued operation of its respective business in accordance with the terms of the license agreement governing such Parent Licensed Intellectual Property;
(e) Parent Owned Intellectual Property is valid and enforceable, and has not been adjudged invalid or unenforceable in whole or in part; (f) to the knowledge of Parent, no person is engaging in any activity that infringes upon Parent Owned Intellectual Property in any material respect; (g) to the knowledge of Parent, each license of Parent Licensed Intellectual Property is valid and enforceable, is binding on all parties to such license, and is in full force and effect; (h) to the knowledge of Parent, no party to any license of Parent Licensed Intellectual Property is in material breach thereof or default thereunder; and (i) neither the execution of this Agreement nor the consummation of any Transaction shall adversely affect any of Parent's material rights with respect to Parent Owned Intellectual Property or Parent Licensed Intellectual Property.

            SECTION 4.16 Taxes. Parent and the Subsidiaries have filed all material Tax returns and reports required to be filed by them and have paid and discharged all material Taxes required to be paid or discharged by them, other than such payments as are being contested in good faith by appropriate proceedings. No taxing authority or agency is now asserting or, to the knowledge of Parent, threatening to assert against Parent or any Subsidiary any deficiency or claim for any Taxes or interest thereon or penalties in connection therewith.
Section 4.16 of the Parent Disclosure Schedule describes all Tax audits and investigations currently being conducted by any Governmental Authority. The accruals and reserves for Taxes reflected in the March 27, 2004 balance sheet of Parent are adequate to cover all Taxes accruable through such date (including interest and penalties, if any, thereon) in accordance with GAAP. There are no Tax liens upon any property or assets of Parent or any of the Subsidiaries except liens for current Taxes not yet due. To the knowledge of Parent, neither Parent nor any of its affiliates has taken or agreed to take any action that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. Parent is not aware of any agreement, plan or other circumstance that would (i) prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code or (ii) cause
Section 367(a)(1) of the Code to apply to any person other than a five-percent transferee shareholder.

            SECTION 4.17 Environmental Matters. Except as described in Section
4.17 of Parent Disclosure Schedule (a) none of Parent nor any of the Subsidiaries has violated in any material respect or is in material violation of any Environmental Law; (b) none of Parent nor any of the Subsidiaries has received any written notice of actual or alleged material violations of any Environmental Law; (c) none of the properties owned, leased or operated by Parent or any Subsidiary (including, without limitation, soils and surface and ground waters) are materially contaminated with any Hazardous Substance; (d) none of Parent or any of the Subsidiaries is actually or allegedly liable in any material respect for any material contamination by Hazardous Substances; (e) none of Parent or any of the Subsidiaries is actually or allegedly liable in any material respect under any Environmental Law; (f) none of the real property owned, operated or leased by Parent or any Subsidiary contains any asbestos in any form or polychlorinated biphenyls in any form; (g) none of the real property owned, operated or leased by Parent or any Subsidiary has ever or currently has any underground storage tanks used to hold Hazardous Substances; (h) each of Parent and each Subsidiary has all material permits, licenses and other authorizations required under any Environmental Law ("Environmental Permits"); and (i) none of Parent nor any of the Subsidiaries has received any written notice from any Governmental Authority proposing to or threatening to revoke, cancel, rescind, materially modify or refuse to renew any Environmental Permit.

            SECTION 4.18 Material Contracts. (a) Subsections (i) through (viii) of Section 4.18(a) of Parent Disclosure Schedule lists the following types of contracts and agreements to which Parent or any Subsidiary is a party (such contracts and agreements as are required to be set forth in Section 4.18(a) of Parent Disclosure Schedule being the "Material Contracts"):

      (i) each "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) with respect to Parent and its Subsidiaries;

      (ii) each contract and agreement which is likely to involve consideration of more than $2,500,000, in the aggregate, over the remaining term of such contract or agreement;

      (iii) all material broker, distributor, supply, dealer, manufacturer's representative, franchise, agency, sales promotion, market research, marketing consulting and advertising contracts and agreements to which Parent or any Subsidiary is a party;

      (iv) all management contracts (excluding contracts for employment) and contracts with other consultants, including any contracts involving the payment of royalties or other amounts calculated based upon the revenues or income of Parent or any Subsidiary or income or revenues related to any product of Parent or any Subsidiary to which Parent or any Subsidiary is a party;

      (v) all material contracts and agreements under which it has created, incurred, assumed, or guaranteed any material indebtedness or under which it has imposed a material Lien on any of its assets, tangible or intangible;

      (vi) all material contracts and agreements with any Governmental Authority to which Parent or any Subsidiary is a party;

      (vii) all contracts and agreements that materially limit, or purport to materially limit, the ability of Parent or any Subsidiary to compete in any line of business or with any person or entity or in any geographic area or during any period of time;

      (viii) all other contracts and agreements, whether or not made in the ordinary course of business, which are material to Parent or the conduct of its business, or the absence of which would, individually or in the aggregate, prevent or materially delay consummation of any of the Transactions or otherwise prevent or materially delay Parent or Merger Sub from performing its obligations under this Agreement or would, individually or in the aggregate, have a Parent Material Adverse Effect;

      (ix)  any material agreement concerning a partnership or joint venture;
            and

      (x) any agreement under which it has advanced or loaned any amount to any of its stockholders, affiliates, directors, officers, or employees other than in the ordinary course of business.

            (b) Except as would not, individually or in the aggregate, prevent or materially delay consummation of any of the Transactions or otherwise prevent or materially delay Parent or Merger Sub from performing its obligations under this Agreement and would not, individually or in the aggregate, have a Parent Material Adverse Effect, (i) each Material Contract is a legal, valid and binding agreement, and none of the Material Contracts is in default by its terms or has been canceled by the other party; (ii) to Parent's knowledge, no other party is in breach or violation of, or default under, any Material Contract;
(iii) Parent and the Subsidiaries have not received any claim of default under any such agreement; and (iv) neither the execution of this Agreement nor the consummation of any Transaction shall constitute a default under, give rise to cancellation rights under, or otherwise adversely affect any of the rights of Parent or any Subsidiary under any Material Contract. Parent has furnished or made available to the Company true and complete copies of all Material Contracts, including any amendments thereto.

            SECTION 4.19 Insurance. Parent and its Subsidiaries maintain insurance coverage with reputable insurers in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to that of Parent and its Subsidiaries. There is no claim pending under any of such policies as to which coverage has been denied or disputed by the underwriters of such policies. All premiums due and payable under all such policies have been paid, and Parent and its Subsidiaries are otherwise in compliance in all material respects with the terms of such policies. To the knowledge of Parent, there has been no threatened termination of, or material premium increase with respect to, any of such policies.

            SECTION 4.20 Customers and Suppliers. As of the date of this Agreement, none of the Parent's ten largest customers accounted for more than ten percent of Parent's consolidated revenues during the 12-month period ended as of December 25, 2004 and no material supplier of Parent and its Subsidiaries,
(i) has cancelled or otherwise terminated any Material Contract with Parent or any Subsidiary prior to the expiration of its term, or (ii) to Parent's knowledge, has threatened, or indicated its intention, to cancel or otherwise terminate its relationship with Parent or its Subsidiaries or to reduce substantially its purchase from or sale to Parent or any Subsidiary of any products, equipment, goods or services.

            SECTION 4.21 Certain Business Practices. None of Parent, any Subsidiary or, in connection with the operation of the business of Parent or any Subsidiary, any directors or officers, agents or employees of Parent or any Subsidiary, has (i) directly or indirectly given or agreed to give any funds for unlawful contributions, payments, gifts, entertainment or other unlawful expenses related to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any payment in the nature of criminal bribery.

            SECTION 4.22 Interested Party Transactions. Except as disclosed in
Section 4.22 of the Parent Disclosure Schedule, no director, officer or other affiliate of Parent or any Subsidiary has or has had, directly or indirectly,
(i) an economic interest in any person that has furnished or sold, or furnishes or sells, services or products that Parent or any Subsidiary furnishes or sells, or proposes to furnish or sell; (ii) an economic interest in any person that purchases from or sells or furnishes to, Parent or any Subsidiary, any goods or services; (iii) a beneficial interest in any contract or agreement disclosed in
Section 4.18(a) of the Parent Disclosure Schedule; or (iv) any contractual or other arrangement with Parent or any Subsidiary.

            SECTION 4.23 No Vote Required. No vote of the stockholders of Parent is required by Law, Parent's Articles of Amalgamation or By-laws or otherwise in order for Parent and Merger Sub to consummate the Transactions.

            SECTION 4.24 Accounts Receivable. All accounts receivable of Parent and its Subsidiaries reflected in the Financial Statements arose from, and such accounts receivable existing as of the Effective Time will have arisen from, the sale of goods or services in the ordinary course of business consistent with past practice and, to the knowledge of Parent, constitute only valid and undisputed claims of Parent or a Subsidiary not subject to valid claims of setoff or other defenses or counterclaims other than normal cash discounts accrued in the ordinary course of business consistent with past practice. Such accounts receivable are collectible in a manner consistent with Parent's past practice.

            SECTION 4.25 Inventories. Subject to amounts reserved therefore on the Financial Statements, the values at which all inventory, merchandise, finished goods, work in process and raw materials of Parent and its Subsidiaries ("Inventories") are carried on the Financial Statements reflect the historical inventory valuation policy of Parent and the Subsidiaries of stating such Inventories at the lower of cost (determined in a manner consistent with the valuation of Inventories in the Financial Statements) or market value. Except as set forth in Section 4.25 of the Parent Disclosure Schedule:

            (a) Parent or a Subsidiary, as the case may be, has good and marketable title to the Inventories free and clear of all Liens other than Permitted Liens.

            (b) Parent has adequately provided for obsolescence and returns and the provision for obsolescence and returns is accurately reflected, in all material respects, in the Financial Statements.

            (c) Neither Parent nor any Subsidiary has acquired or committed to acquire or manufacture Inventory for sale which is not of a quality and quantity usable in the ordinary course of business within a reasonable period of time and consistent with past practice. The Inventories are in good and merchantable condition in all material respects, are suitable and usable for the purposes for which they are intended and are in a condition such that they can be sold in the ordinary course of the business of Parent and its Subsidiaries consistent with past practice.

            SECTION 4.26 Operations of Merger Sub. Merger Sub is a direct, wholly owned subsidiary of Parent, was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement. Except for obligations and liabilities incurred in connection with its organization and the transactions contemplated by this Agreement, Merger Sub has no obligations or liabilities.

            SECTION 4.27 Brokers. No broker, finder or investment banker (other than Bear Stearns) is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent or Merger Sub. Parent has heretofore furnished to the Company a complete and correct copy of all written agreements between Parent and Bear Stearns pursuant to which such firm would be entitled to any payment relating to the Transactions.

                                   ARTICLE V

                     CONDUCT OF BUSINESS PENDING THE MERGER

            SECTION 5.01 Conduct of Business by the Company Pending the Merger. Except as expressly contemplated by any other provision of this Agreement or at the direction of, or as consented to by, Parent or its affiliates or associates, the Company agrees that, between the date of this Agreement and the Effective Time, the businesses of the Company and its subsidiaries shall be conducted, and the Company and its subsidiaries shall not take any action except, in all material respects, in the ordinary course of business and in a manner consistent with past practice.

            SECTION 5.02 Conduct of Business by Parent Pending the Merger. Except as expressly contemplated by any other provision of this Agreement, Parent agrees that from the date of this Agreement until the earlier of the termination of this Agreement and the Effective Time, Parent shall not except as disclosed in Section 5.02 of the Parent Disclosure Schedule, directly or indirectly, do, or propose to do, any of the following without the prior written consent of the Company:

      (a) conduct the businesses of Parent and the Subsidiaries in a manner, or take any action with respect to the businesses of Parent and the Subsidiaries, that is not in the ordinary course of business and consistent with past practice or that would cause Parent to be in default of the Amended and Restated Accounts Receivable Management, Loan and Security Agreement between GMAC Commercial Finance Corporation - Canada and Parent (as in effect on the date hereof, irrespective of any subsequent waiver or amendment);

      (b) change nor amend the charter documents or By-laws of Parent;

      (c) issue, sell, or grant any shares of capital stock (except Parent Common Stock issued upon exercise of options outstanding on the date of the Agreement), or any options, warrants, or rights to purchase or subscribe to, or enter into any arrangement or contract with respect to the issuance or sale of, any of the capital stock of Parent or any Subsidiary or rights or obligations convertible into or exchangeable for any such shares of capital stock;

      (d) split, combine or reclassify any of its capital stock or otherwise make any changes in the capital structure of Parent;

      (e) declare, pay, or set aside for payment any dividend or other distribution in respect of the capital stock or other equity securities of Parent or any Subsidiary or redeem, purchase, or otherwise acquire any shares of the capital stock or other securities of Parent or any Subsidiary or rights or obligations convertible into or exchangeable for any shares of the capital stock or other securities of Parent or any Subsidiary or obligations convertible into such, or any options, warrants, or other rights to purchase or subscribe to any of the foregoing;

      (f) (i) except for normal increases made in the ordinary course of business consistent with past practice, or as required by applicable Law or an agreement in existence as of the date of this Agreement, increase the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any officer, employee, or director of Parent or any Subsidiary or pay any benefit not contemplated by any Plan as in effect on the date hereof, (ii) pay any pension or retirement allowance not required by any existing Plan or by applicable Law, (iii) except for bonuses paid in the ordinary course of business consistent with past practice, or as required by an agreement in existence as of the date of this Agreement, pay any bonus, (iv) except for agreements entered or amended in the ordinary course of business consistent with past practice, become a party to, amend or commit itself to, any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment, consulting, indemnification, severance or termination agreement with or for the benefit of any employee, other than as required by applicable law or an existing agreement set forth in
Section 4.12(a) of the Parent Disclosure Schedule, or (v) except as required under any existing Plan, grant, or agreement, accelerate the vesting of, or the lapsing of restrictions with respect to, any stock options granted pursuant to any Parent Stock Option Plan or any other Parent stock-based awards;

      (g) sell, license, lease, encumber, assign or otherwise dispose of, abandon or fail to maintain any of its material assets, properties (including Intellectual Property) or other rights or agreements other than in the ordinary course of business consistent with past practice;

      (h) enter into any new line of business;

      (i) acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof;

      (j) create, renew, amend or terminate, fail to perform any material obligations under, waive or release any material rights under or give notice of a proposed renewal, amendment, waiver, release or termination of, any material contract, agreement or lease for goods, services or office space to which Parent or any of the Subsidiaries is a party or by which Parent or any of the Subsidiaries or their respective properties is bound, other than any of the foregoing arising in the ordinary course of business (and as to which Parent shall provide prior notice thereof to the Company);

      (k) (i) cause any material insurance policy naming it as a beneficiary or a loss payable payee to be canceled or terminated, or (ii) cause Parent's directors and officers liability insurance policy, and any excess liability policy related thereto, to be canceled, terminated or otherwise not be renewed or replaced with at least an equivalent amount of coverage and on other terms no less favorable to Parent and its officers and directors;

      (l) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Parent or any of its Subsidiaries;

      (m) make any material election relating to Taxes or change any Tax accounting method, or settle any material liability relating to Taxes (other than in the ordinary course of business);

      (n) engage in any action that could reasonably be expected to cause the Merger (i) to fail to qualify as a "reorganization" under Section 368(a) of the Code or (ii) to result in the application of Section 367(a)(1) of the Code to any person other than a five-percent transferee shareholder;

      (o) take any action to cause Parent's representations and warranties set forth in Article IV to be untrue in any material respect;

      (p) take any action that would reasonably be likely to materially delay the Merger; or

      (q) agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of, any of the foregoing actions.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

            SECTION 6.01 Registration Statement; Proxy Statement. (a) As promptly as practicable after the execution of this Agreement, (i) Parent and the Company shall prepare and file with the SEC the proxy statement to be sent to the stockholders of the Company relating to the meeting of the Company's stockholders (together with any adjournments or postponements thereof, the "Company Stockholders' Meeting") to be held to consider approval and adoption of this Agreement (such proxy statement, as amended or supplemented, being referred to herein as the "Proxy Statement") and (ii) Parent shall prepare and file with the SEC a registration statement on Form F-4 (together with all amendments thereto, the "Registration Statement") in which the Proxy Statement shall be included as a prospectus, in connection with the registration under the Securities Act of the shares of Parent Common Stock to be issued to holders of Shares pursuant to the Merger. Parent and the Company each shall use their reasonable best efforts to cause the Registration Statement to become effective as promptly as practicable, and, prior to the effective date of the Registration Statement, Parent shall take all action required under any applicable federal, state or Canadian securities Laws in connection with the issuance of shares of Parent Common Stock pursuant to the Merger. The Company shall furnish all information concerning the Company as Parent may reasonably request in connection with such actions and the preparation of the Registration Statement and Proxy Statement. As promptly as practicable after the Registration Statement shall have become effective, the Company shall mail the Proxy Statement to its stockholders.

            (b) The Company covenants that neither the Company Board nor the Special Committee shall withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Merger Sub, the approval or recommendation by the Company Board and the Special Committee of this Agreement, the Merger or the Transactions (the "Company Recommendation"), and the Proxy Statement shall include the recommendation of the Special Committee to the Company Board and of the Company Board to the stockholders of the Company in favor of approval and adoption of this Agreement. Notwithstanding the foregoing, if the Company Board or the Special Committee determines, in its good faith judgment prior to the Required Company Vote and the Disinterested Stockholder Vote and after consultation with outside legal counsel (who may be the Company's regularly engaged outside legal counsel), that the failure to make a change in the Company Recommendation would be inconsistent with its fiduciary obligations to the Company and its stockholders under applicable Law, the Company Board or the Special Committee may withdraw or modify or propose to withdrawal or modify the Company Recommendation. The Company shall have the right to notify the stockholders of the Company of any such withdrawal or modification.

            (c) No amendment or supplement to the Proxy Statement or the Registration Statement will be made by Parent or the Company without the approval of the other party (such approval not to be unreasonably withheld or delayed). Parent and the Company each will advise the other, promptly after they receive notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

            (d) Parent represents that the information supplied by Parent for inclusion in the Registration Statement and the Proxy Statement shall not, at
(i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company, (iii) the time of the Company Stockholders' Meeting and (iv) the Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to Parent or Merger Sub, or their respective officers or directors, should be discovered by Parent which should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement, Parent shall promptly inform the Company. All documents that Parent is responsible for filing with the SEC in connection with the Merger or the other transactions contemplated by this Agreement will comply as to form and substance in all material aspects with the applicable requirements of the Securities Act and the Exchange Act.

            (e) The Company represents that the information supplied by the Company for inclusion in the Registration Statement and the Proxy Statement shall not, at (i) the time the Registration Statement is declared effective,
(ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company, (iii) the time of the Company Stockholders' Meeting and (iv) the Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, no representation is made by the Company with respect to information included in the Registration Statement or Proxy Statement based on information supplied by Parent or its affiliates or associates. If, at any time prior to the Effective Time, any event or circumstance relating to the Company or any Company Subsidiary, or their respective officers or directors, should be discovered by the Company which should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement, the Company shall promptly inform Parent. All documents that the Company is responsible for filing with the SEC in connection with the Merger or the other transactions contemplated by this Agreement will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

            SECTION 6.02 Company Stockholders' Meeting. The Company shall call and hold the Company Stockholders' Meeting as promptly as practicable for the purpose of voting upon the approval and adoption of this Agreement and the Company shall use its reasonable efforts to hold the Company Stockholders' Meeting as soon as practicable after the date on which the Registration Statement becomes effective. The Company shall use its reasonable efforts to solicit from its stockholders proxies in favor of the approval and adoption of this Agreement, and shall take all other action necessary or advisable to secure the required vote or consent of its stockholders, except in the event and to the extent that the Company Board or the Special Committee, in accordance with the last sentence of Section 6.01(b), withdraws or modifies the Company Recommendation.

            SECTION 6.03 Access to Information; Confidentiality. (a) Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which the Company or Parent or any of their respective subsidiaries is a party or pursuant to applicable Law, from the date of this Agreement until the Effective Time, the Company and Parent shall (and shall cause their respective subsidiaries to): (i) provide to the other party (and the other party's officers, directors, employees, accountants, consultants, financial advisors, legal counsel, agents and other representatives, collectively, "Representatives") access at reasonable times upon prior notice to the officers, employees, agents, properties, offices and other facilities of such party and its subsidiaries and to the books and records thereof; and (ii) furnish promptly to the other party such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of such party and its subsidiaries as the other party or its Representatives may reasonably request.

            (b) All information obtained by the parties pursuant to this Section
6.03 shall be kept confidential in accordance with the confidentiality agreement, dated August 30, 2004 (the "Confidentiality Agreement"), between Parent and the Company.

            (c) No investigation pursuant to this Section 6.03 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

            SECTION 6.04 Directors' and Officers' Indemnification and Insurance.
(a) The By-laws of the Surviving Corporation shall, and Parent shall cause such By-laws to contain provisions no less favorable with respect to indemnification than are set forth in Article Five of the By-laws of the Company, which provisions shall not be amended, repealed or otherwise modified after the Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Effective Time, were directors, officers, employees, fiduciaries or agents of the Company, unless such modification shall be required by Law.

            (b)The Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, maintain in effect for six years from the Effective Time the current directors' and officers' liability insurance policies maintained by the Company (provided that the Surviving Corporation may substitute therefor policies with an insurer of equal or greater claims paying ratings and of at least the same coverage containing terms and conditions that are not materially less favorable) with respect to matters occurring prior to the Effective Time; provided, however, that in no event shall the Surviving Corporation or Parent be required to expend pursuant to this Section 6.04(b) more than an amount per year equal to 200% of current annual premiums paid by the Company for such insurance.

            (c) The provisions set forth in this Section 6.04 shall not be exclusive of any other rights with respect to indemnification, insurance or expense advancement which any person may have or hereafter acquire under any Law, agreement or otherwise. Following the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, assume, honor and comply with all agreements and contracts between the Company and its directors, officers, employees, fiduciaries or agents requiring the Company to provide indemnification, insurance or expense advancement.

            (d) In the event the Company or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Company or the Surviving Corporation, as the case may be, or at Parent's option, Parent, shall assume the obligations set forth in this Section 6.04.

            SECTION 6.05 Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of
(a) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which could reasonably be expected to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect and (b) any failure of the Company, Parent or Merger Sub, as the case may be, to comply with or satisfy in any material respect any covenant or agreement to be complied with or satisfied by it hereunder; provided, however, that the Company's obligation pursuant to this
Section 6.05 shall be limited to those matters as to which the Special Committee has knowledge; and provided, further, that the delivery of any notice pursuant to this Section 6.05 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

            SECTION 6.06 Company Affiliates. No later than 5 days after the date of this Agreement, the Company shall deliver to Parent a list of names and addresses of those persons who were, in the Company's reasonable judgment, on such date, affiliates (within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act (each such person being a "Company Affiliate")) of the Company. The Company shall provide Parent with such information and documents as Parent shall reasonably request for purposes of reviewing such list. The Company shall use its reasonable efforts to deliver or cause to be delivered to Parent, prior to the Effective time, an affiliate letter in the form attached hereto as Exhibit 6.06, executed by each of the Company Affiliates identified in the foregoing list and any person who shall, to the knowledge of the Company, have become a Company Affiliate subsequent to the delivery of such list.

            SECTION 6.07 Further Action; Reasonable Efforts. Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall
(i) make promptly its respective filings, and thereafter make any other required submissions, under applicable Laws with respect to the Transactions and (ii) use its reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective the Transactions, including, without limitation, using its reasonable efforts to obtain all Permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and parties to contracts with Parent, the Subsidiaries, the Company and the Company's subsidiaries as are necessary for the consummation of the Transactions and to fulfill the conditions to the Merger; provided that neither Merger Sub nor Parent will be required by this Section 6.07 to take any action, including entering into any consent decree, hold separate orders or other arrangements, that (A) requires the divestiture of any assets of any of Merger Sub, Parent, the Company or any of their respective subsidiaries or (B) limits Parent's freedom of action with respect to, or its ability to retain, the Company and its subsidiaries or any portion thereof or any of Parent's or its affiliates' other assets or businesses. In case, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use their reasonable efforts to take all such action.

            SECTION 6.08 Plan of Reorganization. (a) This Agreement is intended to constitute a "plan of reorganization" within the meaning of section 1.368-2(g) of the income tax regulations promulgated under the Code. From and after the date of this Agreement and until the Effective Time, each party hereto shall use its reasonable efforts to cause the Merger to qualify, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act could prevent the Merger from qualifying as a "reorganization" within the meaning of
Section 368(a) of the Code to which, in the case of any person other than a five-percent transferee shareholder, Section 367(a)(1) of the Code does not apply. Following the Effective Time, neither the Surviving Corporation, Parent nor any of their affiliates shall knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act could cause the Merger (i) to fail to qualify as a "reorganization" within the meaning of Section 368(a) of the Code or (ii) result in the application of Section 367(a)(1) of the Code to any person other than a five-percent transferee shareholder.

            (b) As of the date hereof, Parent does not know of any reason (i) why it would not be able to deliver to counsel to the Company, at the date of the legal opinion required by Section 7.03(d), certificates substantially in compliance with Internal Revenue Service ("IRS") published advance ruling guidelines, with customary exceptions and modifications thereto, to enable such firm to deliver such opinion, and Parent hereby agrees to deliver such certificates effective as of the date of such opinion or (ii) why counsel to the Company would not be able to deliver the opinion required by Section 7.03(d). Parent will deliver such certificates to counsel to the Company.

            (c) Following the Effective Time, Parent shall cause the Company to comply with the U.S. tax reporting requirements described in Section 1.367(a)-3(c)(6) of the income tax regulations promulgated under the Code.

            SECTION 6.09 Obligations of Merger Sub. Parent shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and subject to the conditions set forth in this Agreement.

            SECTION 6.10 Consents of Accountants. Parent and the Company will each use all reasonable efforts to cause to be delivered to each other consents from their respective independent auditors, in form reasonably satisfactory to the recipient and customary in scope and substance for consents delivered by independent public accountants in connection with registration statements on Form F-4 under the Securities Act.

            SECTION 6.11 AMEX Listing. Parent shall promptly prepare and submit to the AMEX a listing application covering the shares of Parent Common Stock outstanding and those to be issued in the Merger and pursuant to Substitute Options, and shall use its reasonable efforts to obtain, prior to the Effective Time, approval for the listing of such Parent Common

Stock, subject to official notice of issuance to the AMEX, and the Company shall cooperate with Parent with respect to such listing.

            SECTION 6.12 Public Announcements. The initial press release relating to this Agreement shall be a joint press release the text of which has been agreed to by each of Parent and the Company. Thereafter, unless otherwise required by applicable Law or the requirements of the AMEX, each of Parent and the Company shall each use its reasonable efforts to consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement, the Merger or any of the other Transactions.

            SECTION 6.13 Board of Directors of Parent. Within one year following the Effective Time, a majority of the members of the Parent Board shall be independent within the rules of AMEX.

            SECTION 6.14 Company Stock Held by Parent. From the date hereof until the Effective Time, Parent shall not transfer, sell or otherwise dispose of any of the shares of Company Common Stock, Company Preferred Stock or warrants to purchase Company Common Stock owned by Parent. At the Company Stockholders' Meeting, Parent shall vote all shares of Company Common Stock and Company Preferred Stock owned by Parent in favor of the approval and adoption of this Agreement.

                                  ARTICLE VII

                            CONDITIONS TO THE MERGER

            SECTION 7.01 Conditions to the Obligations of Each Party. The obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following conditions:

            (a) Registration Statement. The Registration Statement shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceeding for that purpose shall have been initiated by the SEC.

            (b) Company Stockholder Approval. The Company shall have obtained the Disinterested Stockholder Vote at the Company Stockholders' Meeting.

            (c) No Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, judgment, decree, executive order or award (an "Order") which is then in effect and has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

            (d) AMEX Listing. The shares of Parent Common Stock shall have been authorized for listing on the AMEX, subject to official notice of issuance.

            (e) HLHZ Opinion. The HLHZ Fairness Opinion shall not have been withdrawn, revoked, annulled or materially modified.

            SECTION 7.02 Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

            (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects as of the Effective Time, as though made on and as of the Effective Time, except to the extent expressly made as of an earlier date, in which case as of such earlier date (provided that any representation or warranty that is qualified by materiality or Company Material Adverse Effect shall be true and correct in all respects as of the Effective Time, or as of such particular earlier date, as the case may
      be); provided, however, this condition shall not apply to any representation or warranty of the Company that, to the knowledge of Parent, was not true and correct as of the date hereof; and provided, further, this condition shall not apply to any representation or warranty of the Company if the failure of such representation or warranty to be so true and correct is attributable to any action or inaction on the part of Parent or its affiliates or associates.

            (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time; provided, however, this condition shall not apply to any agreement or covenant of the Company if the failure by the Company to so perform or comply is attributable to any action or inaction on the part of Parent or its affiliates or associates.

            (c) Officer Certificate. The Company shall have delivered to Parent a certificate, dated the date of the Closing, signed by the Chief Administrative Officer of the Company, certifying as to the satisfaction of the conditions specified in Sections 7.02(a) and 7.02(b).

            (d) Consents. All consents, approvals and authorizations legally required to be obtained to consummate the Merger shall have been obtained from and made with all Governmental Authorities, and all consents from the third parties listed in Section 7.02(d) of the Parent Disclosure Schedule shall have been obtained.

            (e) Material Adverse Effect. No Company Material Adverse Effect shall have occurred since the date of this Agreement.

            SECTION 7.03 Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

            (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all material respects as of the Effective Time, as though made on and as of the Effective Time, except to the extent expressly made as of an earlier date, in which case as of such earlier date (provided that any representation or warranty that is qualified by materiality or Parent Material Adverse Effect shall be true and correct in all respects as of the Effective Time, or as of such particular earlier date, as the case may be).

            (b) Agreements and Covenants. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

            (c) Officer Certificate. Parent shall have delivered to the Company a certificate, dated the date of the Closing, signed by the President or any Vice President of Parent, certifying as to the satisfaction of the conditions specified in Sections 7.03(a) and 7.03(b).

            (d) Tax Opinion. The Company shall have received the opinion of Holland & Knight LLP, counsel to the Company, based upon customary representations of Parent, Merger Sub and the Company, and normal assumptions, to the effect that, for United States federal income tax purposes, (i) the Merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code and each of Parent and the Company will be a "party to the reorganization" within the meaning of section 368(b) of the Code, and (ii) the conversion of Company Common Shares into Parent Common Stock in the Merger will not result in the recognition of gain under Section 367 of the Code to any person who is not a five percent transferee shareholder, which opinion shall not have been withdrawn or modified in any material respect; provided, however, that if such counsel is unable or unwilling to deliver such opinion this condition shall be satisfied by delivery to the Company of a similar opinion of King & Spalding LLP. The issuance of such opinion shall be conditioned on receipt by Holland and Knight LLP or King & Spalding LLP, as the case may be, of representation letters from each of Parent and Company as contemplated in
      Section 6.08 of this Agreement. Each such representation letter shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect as of the Effective Time.

            (e) Company Stockholder Approval. The Company shall have obtained the Required Stockholder Vote at the Company Stockholders' Meeting.

            (f) Articles of Amalgamation and By-laws. The Articles of Amalgamation and By-laws of Parent in effect shall be in the form attached hereto as Exhibit 7.03(f)(i) and Exhibit 7.03(f)(ii), respectively.

            (g) Material Adverse Effect. No Parent Material Adverse Effect shall have occurred since the date of this Agreement.

            (h) Consents. All consents, approvals and authorizations legally required to be obtained to consummate the Merger shall have been obtained from and made with all Governmental Authorities, and all consents from the third parties listed in Section 7.02(d) of the Parent Disclosure Schedule shall have been obtained.

            (i) Conversion of Parent Securities. All of the issued and outstanding Series A Preferred Shares of Parent Preferred Stock and $5,000,000 aggregate principal amount of Secured Convertible Notes of Parent ("Secured Convertible Notes") shall have been converted into 512,015 shares of Parent Common Stock and 504,876 Parent Class B Shares; nil Series A Preferred Shares of Parent Preferred Stock and nil Secured Convertible Notes shall be issued and outstanding.

            (j)   Anti-Dilution Provisions.

                        (i) Each Company Warrant shall have been amended, for no
                  additional consideration to the holder, to (A) provide that the definition of "Additional Shares of Common Stock" shall specifically exclude any stock options or other securities exercisable for, convertible into or exchangeable into capital stock (or shares issued upon exercise, conversion or exchange thereof), any restricted stock or any other equity granted or issued for a compensatory purpose following the Effective Time to employees, officers, directors or consultants, and (B) delete the last two sentences of Section 1 thereof.

                        (ii) The employment agreement dated October 24, 2001
                  between Parent and Thomas A. Andruskevich (the "Andruskevich Employment Agreement") shall have been amended, in form reasonably satisfactory to the Company, for no additional consideration to Mr. Andruskevich, to provide that any stock options or other securities exercisable for, convertible into or exchangeable into capital stock (or shares issued upon exercise, conversion or exchange thereof), any restricted stock or any other equity granted or issued for a compensatory purpose following the Effective Time to employees, officers, directors or consultants shall be disregarded for purposes of calculating two percent (2%) of the issued and outstanding shares in the capital stock of Parent (on a fully diluted basis) pursuant to Section 5.1 of the Andruskevich Employment Agreement.

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

            SECTION 8.01 Termination. This Agreement may be terminated and the Merger and the other Transactions may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the Transactions by the stockholders of the Company, as follows:

            (a) by mutual written consent of Parent and the Company duly authorized by the Board of Directors of Parent and the Special Committee; or

            (b) by either Parent or the Company if the Effective Time shall not have occurred on or before December 31, 2005; provided, however, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose material breach of any representation, warranty, covenant or agreement under this

      Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date; or

            (c) by either Parent or the Company if any Governmental Authority shall have enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the Merger illegal or otherwise preventing or prohibiting consummation of the Merger; or

            (d) by Parent or the Company if a Company Triggering Event (as defined below) shall have occurred; or

            (e) by either Parent or the Company if this Agreement shall fail to receive the requisite vote for approval at the Company Stockholders' Meeting as set forth in Section 7.01(b) (other than by reason of a breach by Parent of Section 6.14 hereof); or

            (f) by Parent upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in
      Section 7.02(a) and Section 7.02(b) would not be satisfied ("Terminating Company Breach"); provided, however, that, if such Terminating Company Breach is curable by the Company, Parent may not terminate this Agreement under this Section 8.01(f) for so long as the Company continues to exercise its best efforts to cure such breach, unless such breach is not cured within 15 days after notice of such breach is provided by Parent to the Company; provided, further, that Parent may not terminate this Agreement under this Section 8.01(f) if such Terminating Company Breach is attributable to action or inaction on the part of Parent or its affiliates or associates; or

            (g) by the Company upon a breach of any representation, warranty, covenant or agreement on the part of Parent and Merger Sub set forth in this Agreement, or if any representation or warranty of Parent and Merger Sub shall have become untrue, in either case such that the conditions set forth in Section 7.03(a) and Section 7.03(b) would not be satisfied ("Terminating Parent Breach"); provided, however, that, if such Terminating Parent Breach is curable by Parent and Merger Sub, the Company may not terminate this Agreement under this Section 8.01(g) for so long as Parent and Merger Sub continue to exercise their best efforts to cure such breach, unless such breach is not cured within 15 days after notice of such breach is provided by the Company to Parent.

For purposes of this Agreement, a "Company Triggering Event" shall be deemed to have occurred if: (i) the Company Board or the Special Committee withdraws, modifies or changes the Company Recommendation in a manner adverse to Parent or shall have resolved to do so; (ii) the Company shall have failed to include in the Proxy Statement the recommendation of the Company Board or Special Committee in favor of the approval and adoption of this Agreement by the Company Board; or
(iii) the HLHZ Fairness Opinion shall have been withdrawn, revoked, annulled or materially modified.

            SECTION 8.02 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void, and there shall be no liability under this Agreement on the part of any party hereto, except (a) as set forth in Section 8.03 and (b) nothing herein shall relieve any party from liability for any willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement prior to such termination; provided, however, that the Confidentiality Agreement shall survive any termination of this Agreement.

            SECTION 8.03 Fees and Expenses. All Expenses (as defined below) incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger or any other transaction is consummated, except that the Company and Parent shall each pay one-half of all Expenses relating to printing, filing and mailing the Registration Statement and the Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Registration Statement and the Proxy Statement; provided, however, that in the event this Agreement is terminated by the Company pursuant to Section 8.01(b) if (i) the Registration Statement has not been declared effective by the SEC for reasons unrelated to the Company and its subsidiaries or (ii) the Parent Common Stock has not been authorized for listing on the AMEX for reasons unrelated to the Company and its subsidiaries, Parent shall reimburse the Company for all the Company's Expenses. "Expenses", as used in this Agreement, shall include all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party (which in the case of the Company shall be deemed to include the Special Committee) or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Registration Statement and the Proxy Statement, the solicitation of stockholder approvals and all other matters related to the closing of the Merger and the other Transactions.

            SECTION 8.04 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after the approval and adoption of this Agreement and the Transactions by the stockholders of the Company, no amendment may be made which by applicable Law or in accordance with the rules of the AMEX requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

            SECTION 8.05 Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any agreement of any other party or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                                   ARTICLE IX

                               GENERAL PROVISIONS

            SECTION 9.01 Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement and in any certificate delivered pursuant hereto shall terminate at the Effective Time, except that the agreements set forth in Articles I and II, Section 6.04 and Section 6.08 and this Article IX shall survive the Effective Time.

            SECTION 9.02 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or email or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

            if to Parent or Merger Sub:

                  Henry Birks & Sons Inc.
                  1240 Square Phillips
                  Montreal, Quebec
                  H3B 3H4
                  Attention: Sabine Bruckert, Esq.
                              bruckerts@birks.com

            with a copy to:

                  Shearman & Sterling LLP
                  199 Bay Street
                  Commerce Court West
                  Suite 4405, P.O. Box 247
                  Toronto, Ontario
                  M5L 1E8  CANADA
                  Attention: Brice T. Voran, Esq.
                             bvoran@shearman.com
                                    and
                             Adam M. Givertz, Esq.
                             agivertz@shearman.com

            if to the Company:

                  Mayor's Jewelers, Inc.
                  14051 N.W. 14th Street
                  Sunrise, Florida 33323
                  Attention: Mark Weinstein
                             mweinstein@mayors.com
                                   and

                             Ann Spector Lieff, Chairperson of the Special Committee annlieff@aol.com with a copy to:

                  Holland & Knight LLP
                  701 Brickell Avenue
                  Suite 3000
                  Miami, Florida 33131
                  Attention: Rodney H. Bell, Esq.
                             rodney.bell@hklaw.com

                           and

                  King & Spalding LLP
                  191 Peachtree Street
                  Atlanta, Georgia  30303
                  Attention: C. William Baxley, Esq.
                              bbaxley@kslaw.com

            SECTION 9.03 Certain Definitions. (a) For purposes of this
Agreement:

            "affiliate" of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person.

            "associate" of a specified person has the meaning ascribed to such term under Rule 12b-2 of the Exchange Act.

            "business day" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in The City of New York and/or Montreal, Quebec.

            "Company Material Adverse Effect" means any event, circumstance, change or effect that, individually or in the aggregate with all other events, circumstances, changes and effects, is or is reasonably likely to be materially adverse to (i) the business, condition (financial or otherwise), assets, liabilities or results of operations of the Company and its subsidiaries taken as a whole or (ii) the ability of the Company to consummate the transactions contemplated by this Agreement; provided, however, that clause (i) shall not include any event, circumstance, change or effect resulting from (x) changes in general economic conditions, changes in the stock price of the Company, or changes in securities markets in general that do not have a materially disproportionate effect (relative to other industry participants) on the Company or its subsidiaries, (y) general changes in the industries in which the Company and its subsidiaries operate, except those events, circumstances, changes or effects that adversely affect the Company and its subsidiaries to a materially greater extent than they affect other entities operating in such industries or (z) the public announcement or pendency of the transactions contemplated hereby.

            "Company Preferred Stock" means the shares of preferred stock, par value $0.0001 per share, of the Company designated as "Series A-1 Convertible Preferred Stock."

            "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

            "Disinterested Stockholder Vote" means the affirmative vote in favor of the approval and adoption of this Agreement by at least a majority of the outstanding shares of Company Common Stock voted, in person or by proxy (but not including a vote that is not counted as either affirmative or negative), at the Company Stockholder meeting by persons other than Parent or any person that is an affiliate or associate of Parent.

            "Environmental Laws" means any United States federal, state or local or Canadian federal, provincial or local or non-United States or Canadian Laws relating to (i) releases or threatened releases of Hazardous Substances or materials containing Hazardous Substances; (ii) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; or
      (iii) pollution or protection of the environment, health, safety or natural resources.

            "five-percent transferee shareholder" means any person who owns at least five percent of either the total voting power or total value of the stock of Parent immediately after the Merger after applying the rules of
      Section 1.367(a)-3(c)(4) of the income tax regulations promulgated under the Code.

            "Hazardous Substances" means (i) petroleum and petroleum products, including crude oil and any fractions thereof; (ii) natural gas, synthetic gas, and any mixtures thereof; (iii) polychlorinated biphenyls, asbestos and radon; (iv) any other contaminant; and (v) any substance, material or waste regulated by any Governmental Authority pursuant to any Environmental Law.

            "Intellectual Property" means (i) United States, Canadian and international patents, patent applications and statutory invention registrations, (ii) trademarks, service marks, trade dress, logos, trade names, corporate names and other source identifiers, and registrations and applications for registration thereof, (iii) copyrightable works, copyrights, and registrations and applications for registration thereof, and (iv) confidential and proprietary information, including trade secrets and know-how.

            "knowledge" when used in reference to Parent, means actual knowledge of any executive officer of Parent who is also an executive officer of the Company.

            "Parent Material Adverse Effect" means any event, circumstance, change or effect that, individually or in the aggregate with all other events, circumstances, changes and effects, is or is reasonably likely to be materially adverse to (i) the business, condition (financial or otherwise), assets, liabilities or results of operations of Parent and the Subsidiaries taken as a whole or (ii) the ability of Parent to consummate the transactions contemplated by this Agreement; provided, however, that clause (i) shall not include any event, circumstance, change or effect resulting from (x) changes in general economic conditions or changes in securities markets in general that do not have a materially disproportionate effect (relative to other industry participants) on Parent or the Subsidiaries, (y) general changes in the industries in which Parent and the Subsidiaries operate, except those events, circumstances, changes or effects that adversely affect Parent and the Subsidiaries to a materially greater extent than they affect other entities operating in such industries or (z) the public announcement or pendency of the Transactions.

            "person" means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

            "Required Company Vote" means the affirmative vote in favor of the approval and adoption of this Agreement by the holders of the Company Common Stock and the Company Preferred Stock, voting as a single class, representing at least a majority of the sum of (i) the outstanding shares of Company Common Stock and (ii) the shares of Company Common Stock into which the outstanding shares of Company Preferred Stock are convertible.

            "subsidiary" or "subsidiaries" means, with respect to any person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by such person.

            "Taxes" shall mean any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchise, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customers' duties, tariffs and similar charges.

            (b) Unless otherwise noted, all references to "$" or "dollars" shall mean U.S. dollars.

            (c) The following terms have the meaning set forth in the Sections set forth below:

                    Defined Term                       Location of Definition
                    ------------                       ----------------------
Action.............................................       Section 4.11
Agreement..........................................       Preamble
AMEX...............................................       Section 2.02(e)
Audited Financial Statements.......................       Section 4.08
Blue Sky Laws......................................       Section 3.02(b)
Certificate of Merger..............................       Section 1.02
Certificates.......................................       Section 2.02(b)
Closing............................................       Section 1.02
Code...............................................       Recitals
Company............................................       Preamble
Company Board......................................       Recitals
Company Common Stock...............................       Section 2.01(a)
Company Disclosure Schedule........................       Section 3.02
Company Recommendation.............................       Section 6.01(b)
Company Restricted Stock Award.....................       Section 2.05
Company Stock Options..............................       Section 2.04(a)
Company Stock Option Plans.........................       Section 2.04(a)
Company Stockholders' Meeting......................       Section 6.01(a)
Company Triggering Event...........................       Section 8.01
Company Warrants...................................       Section 2.06(a)
Company Warrant Agreements.........................       Section 2.06(a)
Confidentiality Agreement..........................       Section 6.03(b)
DGCL...............................................       Recitals
Effective Time.....................................       Section 1.02
Environmental Permits..............................       Section 4.17
Exchange Act.......................................       Section 3.02(b)
Exchange Agent.....................................       Section 2.02(a)
Exchange Fund......................................       Section 2.02(a)
Exchange Ratio.....................................       Section 2.01(a)
Expenses...........................................       Section 8.03
Financial Statements...............................       Section 4.08
GAAP...............................................       Section 4.10(a)
Governmental Authority.............................       Section 3.02(b)
HLHZ Fairness Opinion..............................       Section 3.05
Inventories........................................       Section 4.25
IRS................................................       Section 6.08(b)
ITA................................................       Section 2.02(i)
Law................................................       Section 3.02(a)
Lease Documents....................................       Section 4.14(b)

                    Defined Term                       Location of Definition
                    ------------                       ----------------------
Liens..............................................       Section 4.14(a)
Material Contracts.................................       Section 4.18(a)
Material Subsidiary................................       Section 4.01(c)
Merger.............................................       Recitals
Merger Consideration...............................       Section 2.01(a)
Merger Sub.........................................       Preamble
Order..............................................       Section 7.01(c)
Parent.............................................       Preamble
Parent Board.......................................       Recitals
Parent Class B Shares .............................       Section 4.03(a)
Parent Common Stock................................       Section 2.01(a)
Parent Disclosure Schedule.........................       Section 4.01(b)
Parent Licensed Intellectual Property..............       Section 4.15
Parent Owned Intellectual Property.................       Section 4.15
Parent Permits.....................................       Section 4.06
Parent Preferred Stock.............................       Section 4.03(a)
Parent SEC Reports.................................       Section 4.07
Parent Stock Option Plan...........................       Section 4.03(a)
Permitted Liens....................................       Section 4.14(a)
Plans..............................................       Section 4.12(a)
Proxy Statement....................................       Section 6.01(a)
Registration Statement.............................       Section 6.01(a)
Representatives....................................       Section 6.03(a)
SEC................................................       Section 4.07
Secured Convertible Notes..........................       Section 7.03(i)
Securities Act.....................................       Section 4.03(d)
Shares.............................................       Section 2.01(a)
Special Committee..................................       Recitals
Subsidiary.........................................       Section 4.01
Subsidiaries.......................................       Section 4.01
Substitute Option..................................       Section 2.04(a)
Substitute Warrant.................................       Section 2.06(a)
Surviving Corporation..............................       Section 1.01
Terminating Company Breach.........................       Section 8.01(f)
Terminating Parent Breach..........................       Section 8.01(g)
Transactions.......................................       Section 3.01
Unaudited Financial Statements.....................       Section 4.08

            SECTION 9.04 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

            SECTION 9.05 Entire Agreement; Assignment. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes, except as set forth in Sections 6.03(b), all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned or delegated (whether pursuant to a merger, by operation of Law or otherwise).

            SECTION 9.06 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 6.04 (which is intended to be for the benefit of the persons covered thereby and may be enforced by such persons).

            SECTION 9.07 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

            SECTION 9.08 Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware Chancery Court. The parties hereto hereby
(a) submit to the exclusive jurisdiction of the Delaware Chancery Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the Delaware Chancery Court, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the Transactions may not be enforced in or by the Delaware Chancery Court.

            SECTION 9.09 Waiver of Jury Trial. Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the Transactions. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and
(b) acknowledges that it and the other hereto have been induced to enter into this Agreement and the Transactions, as applicable, by, among other things, the mutual waivers and certifications in this Section 9.09.

            SECTION 9.10 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

            SECTION 9.11 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

            SECTION 9.12 Special Committee. Prior to the Effective Time, any consent, waiver or other determination to be made, or action to be taken, by the Company under this Agreement shall be made or taken only upon the approval of the Special Committee, including, without limitation, pursuant to or under
Section 5.02, Section 7.03 or Article VIII.

            IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                         HENRY BIRKS & SONS INC.

                                         By: /s/ Thomas A. Andruskevich
                                             ___________________________________
                                             Name: Thomas A. Andruskevich
                                             Title: President &
                                                    Chief Executive Officer

                                         BIRKS MERGER CORPORATION

                                         By: /s/ Thomas A. Andruskevich
                                             ___________________________________
                                             Name: Thomas A. Andruskevich
                                             Title: President

                                         MAYOR'S JEWELERS, INC.

                                         By: /s/ Marc Weinstein
                                             ___________________________________
                                             Name: Marc Weinstein
                                             Title: SVP &
                                                    Chief Administrative Officer

                                                                    EXHIBIT 6.06

                          FORM OF AFFILIATE LETTER FOR
                            AFFILIATES OF THE COMPANY

                                                                 [___] [_], 2005

Henry Birks & Sons Inc.
1240 Phillips Square
Montreal, Quebec
H3B 3H4

Ladies and Gentlemen:

            I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of Mayor's Jewelers, Inc., (the "Company"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Pursuant to the terms of the Agreement and Plan of Merger and Reorganization, dated as of April 18, 2005 (the "Merger Agreement"), among Henry Birks & Sons Inc., a Canadian corporation ("Parent"), Birks Merger Corporation, a Delaware corporation ("Merger Sub"), and the Company, Merger Sub will be merged with and into the Company (the "Merger"). Capitalized terms used in this letter agreement without definition shall have the meanings assigned to them in the Merger Agreement.

            As a result of the Merger, I may receive shares of common stock, without par value, of Parent (the "Parent Shares"). I would receive such Parent Shares in exchange for shares (or upon exercise of options for shares) owned by me of common stock, par value $0.0001 per share, of the Company (the "Company Shares").

      1. I represent, warrant and covenant to Parent that in the event I receive any Parent Shares as a result of the Merger:

            A. I shall not make any sale, transfer or other disposition of the Parent Shares in violation of the Act or the Rules and Regulations.

            B. I have carefully read this letter and the Merger Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the Parent Shares, to the extent I felt necessary, with my counsel or counsel for the Company.

            C. I have been advised that the issuance of the Parent Shares to me pursuant to the Merger has been registered with the Commission under the Act on a Registration Statement on Form F-4. However, I have also been advised that, because at the time the Merger is submitted for a vote of the shareholders of the Company, (a) I may be deemed to be an affiliate of the Company and (b) the distribution by me of the Parent Shares has not been registered under the Act, I may not sell, transfer or otherwise dispose of the Parent Shares issued to me in the Merger unless (i) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act, (ii) such sale, transfer or other disposition has been registered under the Act or (iii) in the opinion of counsel reasonably acceptable to Parent, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

            D. I understand that Parent is under no obligation to register the sale, transfer or other disposition of the Parent Shares by me or on my behalf under the Act or, except as provided in paragraph 2(A) below, to take any other action necessary in order to make compliance with an exemption from such registration available.

            E. I understand that there will be placed on the certificates for the Parent Shares issued to me, or any substitutions therefor, a legend stating in substance:

            "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED [______], 2005 BETWEEN THE REGISTERED HOLDER HEREOF AND HENRY BIRKS & SONS INC., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF HENRY BIRKS & SONS INC."

            F. I understand that unless a sale or transfer is made in conformity with the provisions of Rule 145, or pursuant to a registration statement, Parent reserves the right to put the following legend on the certificates issued to my transferee:

            "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933.

            G. Execution of this letter should not be considered an admission on my part that I am an "affiliate" of the Company as described in the first paragraph of this letter, nor as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

      2. By Parent's acceptance of this letter, Parent hereby agrees with me as follows:

            A. For so long as and to the extent necessary to permit me to sell the Parent Shares pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Act, Parent

                                Exhibit 6.06 - 2
      shall (a) use its reasonable efforts to (i) file, on a timely basis, all reports and data required to be filed with the Commission by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (ii) furnish to me upon request a written statement as to whether Parent has complied with such reporting requirements during the 12 months preceding any proposed sale of the Parent Shares by me under Rule 145, and (b) otherwise use its reasonable efforts to permit such sales pursuant to Rule 145 and Rule 144. Parent hereby represents to me that it has filed all reports required to be filed with the Commission under Section 13 of the Exchange Act during the preceding 12 months.

            B. It is understood and agreed that certificates with the legends set forth in paragraphs I(E) and l(F) above will be substituted by delivery of certificates without such legends if (i) one year shall have elapsed from the date the undersigned acquired the Parent Shares received in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned, (ii) two years shall have elapsed from the date the undersigned acquired the Parent Shares received in the Merger and the provisions of Rule 145(d)(3) are then applicable to the undersigned, or
      (iii) Parent has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Parent, or a "no action" letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned.

                                         Very truly yours,
                                         _______________________________________
                                         Name:

Agreed and accepted this [___] day
of [_________], 2005, by

HENRY BIRKS & SONS INC.

By: ________________________________
    Name:
    Title:

                                Exhibit 6.06 - 3

                                                              EXHIBIT 7.03(f)(i)

                                 CANADA BUSINESS
                                CORPORATIONS ACT
                                    ARTICLES

1.    NAME OF THE CORPORATION

      HENRY BIRKS & SONS INC.

2.    THE PROVINCE OR TERRITORY IN CANADA WHERE THE REGISTERED OFFICE IS
      SITUATED

      Province of Quebec

3. THE CLASSES AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE

      The attached Schedule 1 is forming part hereof.

4.    RESTRICTIONS, IF ANY, ON SHARE TRANSFERS

      None

5.    NUMBER (OR MINIMUM AND MAXIMUM NUMBER) OF DIRECTORS

      A minimum of three (3) directors and a maximum of fifteen (15) directors.

6.    RESTRICTIONS, IF ANY, ON THE BUSINESS THE CORPORATION MAY CARRY ON

      None.

7.    OTHER PROVISIONS, IF ANY

      (a) Meetings of shareholders of the Corporation may be held in the greater metropolitan area of any city having a population of more than 80,000 inhabitants in the United States, in any member-country of the European Union or in Asia.

      (b) A director's term of office shall be from the date of the meeting at which he is elected or appointed until the first annual meeting next following his election or nomination or, if an election of the board of directors is not held at such meeting or if such meeting does not occur, at the date on which his successor is elected or appointed, or earlier if he dies or resigns, is removed or disqualified, or if his term of office ends for any other reason.

      (c) The directors may appoint one or more directors, who shall hold office for a term expiring no later than the close of the next annual meeting of shareholders, but the total number of directors so appointed may not exceed one-third of the number of directors elected at the previous annual meeting of shareholders.

                                                                      SCHEDULE 1

3. THE CLASSES AND MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE:

      Unlimited number of Class A Voting Shares without nominal or par value; Unlimited number of Class B Multiple Voting Shares without nominal or par value; and Unlimited number of Preferred Shares without nominal or par value, issuable in series.

      The Class A Voting Shares and the Class B Multiple Voting Shares are sometimes referred to herein collectively as the "Common Shares". Any capitalized term shall have the meaning assigned to such term in these Articles. Any reference herein to the Act is a reference to the Canada Business Corporations Act as it now exists and as it may be amended from time to time and any reference herein to a section of the Act is a reference to a section of the Act as such section is presently numbered or as it may be renumbered from time to time.

I. THE CLASS A VOTING SHARES SHALL HAVE ATTACHED THERETO THE FOLLOWING RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS:

      (b) Voting. Each Class A Voting Share shall entitle the holder thereof to one (1) vote at all meetings of the shareholders of the Corporation (except meetings at which only holders of another specified class of shares are entitled to vote pursuant to the provisions hereof or pursuant to the provisions of the Act).

      (c) Ranking on Liquidation. In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of assets of the Corporation among shareholders for the purpose of winding-up its affairs, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares ranking prior to the Class A Voting Shares or the Class B Multiple Voting Shares, the holders of the Class A Voting Shares and the holders of the Class B Multiple Voting Shares shall be entitled to receive the remaining property of the Corporation. The holders of the Class A Voting Shares and the holders of the Class B Multiple Voting Shares shall rank equally with respect to the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among shareholders for the purpose of winding-up its affairs.

      (d) Dividends and Distributions. In addition to any dividend or distribution declared by the directors of the Corporation in respect of Class A Voting Shares, holders of Class A Voting Shares shall be entitled to receive a dividend or distribution, whether cash, non-cash or some combination thereof, equal (on a per share basis) to any dividend or distribution declared by the directors of the Corporation in respect of the Class B Multiple Voting Shares. Dividends and distributions on Class A Voting Shares shall be payable on the date fixed for payment of the dividend or distribution in respect of Class A Voting Shares or, if applicable, on the date fixed for payment of any dividend or distribution in respect of Class B Multiple Voting Shares.

      (e)   Right of Participation in a Sale Transaction.

            (i) No holder of Class B Multiple Voting Shares (a "Selling Holder") shall sell, transfer or otherwise dispose of Class B Multiple Voting Shares if, immediately following such sale, transfer or disposition of Class B Multiple Voting Shares, such Selling Holder and its Affiliates shall control less than a majority of the total voting rights attached to the Common Shares issued and outstanding on the date of such sale, transfer or disposition (a "Sale Transaction"), unless all other holders of Common Shares shall have the right (A) to receive the same consideration (on a per share basis), whether cash, non-cash or some combination thereof, as that to be received by the Selling Holder pursuant to the Sale Transaction and (B) to participate in such Sale Transaction on the same terms as the Selling Holder in all other material respects, including in respect of the conditions to such Sale Transaction. Written notice of any Sale Transaction, which notice shall specify the terms of such Sale Transaction and the right of all holders of Common Shares to participate in such Sale Transaction, shall be provided to the holders of Common Shares by first class mail, at least twenty (20) business days prior to the consummation of such Sale Transaction.

            (ii) Any Sale Transaction not in compliance with subsection (e)(i) above shall be null and void and shall not be registered in the books of the Corporation.

            (iii) Notwithstanding the foregoing, none of the following shall constitute a Sale Transaction: (A) any pledge, mortgage, hypothecation, lien or similar encumbrance, whether by possession or registration, of Class B Multiple Voting Shares which creates a security interest in favor of another person or entity, and (B) any sale, transfer or other disposition of Class B Multiple Voting Shares to Affiliates, Associates or shareholders of the transferor of such Class B Multiple Voting Shares. For purposes of these Articles, an "Affiliate" means a person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person. For purposes of these Articles, an "Associate", when used to indicate a relationship with any person, means (x) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity and (y) a spouse or child of such person.

      (f)   Right of Participation in a Business Combination.

            (i) The Corporation shall not consummate a Business Combination unless the holders of Class A Voting Shares shall have the right (A) to receive the same consideration (on a per share basis), whether cash, non-cash or some combination thereof, as that to be received by the holders of Class B Multiple Voting Shares in connection with such Business Combination and (B) to participate in such Business Combination on the same terms as the holders of Class B Multiple Voting Shares in all other material respects, including in respect of the conditions to such Business Combination.

            (ii) "Business Combination" as used herein shall mean, whether in one or a series of related transactions:

                  (A) any merger, amalgamation, recapitalization or consolidation involving the Corporation, other than a merger, amalgamation, recapitalization, consolidation or similar transaction with a wholly-owned subsidiary of the Corporation or which is solely for the purpose of continuance of the Corporation as a corporation in another jurisdiction;

                  (B) any sale, lease, exchange, transfer or other disposition involving 50% or more of the assets of the Corporation and its subsidiaries, on a consolidated basis; or

                  (C) any agreement, contract or other arrangement having the same purpose or effect as the transactions described in
                        (A) and (B) above.

      (g)   Transactions or Actions Requiring Special Approval.

            (i) In addition to any other approvals required under the Act, prior to consummating a Related Party Transaction, the Corporation shall obtain (A) the consent of the majority of a committee of independent directors of the Corporation and (B) with respect to clauses (x) and (y) of the definition of Related Party Transaction below, the affirmative vote in favor of the approval of the Related Party Transaction by the majority of the holders of Class A Voting Shares (exclusive of Class A Voting Shares held by the Related Person (and its Affiliates and Associates) which is or would be a party to such Related Party Transaction) that cast a vote, in person or by proxy (but not including any vote that is not counted as either an affirmative or negative vote), at the annual or special shareholders meeting at which such Related Party Transaction is considered.

            (ii) For purposes of these Articles, (A) "Related Party Transaction" shall mean (x) consummation of a Business Combination with a Related Person; (y) amending, repealing or altering in anyway any provision of these Articles or the By-laws of the Corporation, except for matters not having an adverse effect on the holders of Class A Voting Shares; or (z) the issuance, sale, exchange, transfer or other disposition (in one transaction or a series of related transactions) by the Corporation or any wholly-owned subsidiary of the Corporation of any securities of the Corporation or of such subsidiary to a Related Person (other than pursuant to: an employee or director stock incentive plan or other compensation arrangements approved by the Compensation Committee of the Corporation; an offering made to all holders of Class A Voting Shares; or a public offering); and (B) "Related Person" shall mean any individual, corporation, partnership, group, association or other person or entity that, together with its Affiliates and Associates, beneficially owns Class A Voting Shares and/or Class B Multiple Voting Shares which, in the aggregate, equal twenty percent (20%) or more of the total voting rights attached to the Common Shares issued and outstanding at the time the definitive agreement with respect to a Related Party Transaction is executed.

      (h) Subdivision, Consolidation, Reclassification or other Change. No subdivision, consolidation or reclassification of, or other change to, the Class A Voting Shares shall be carried out, either directly or indirectly unless, at the same time, the Class B Multiple Voting Shares are subdivided, consolidated, reclassified or changed in the same manner and on the same basis.

      (i) Equal Status. Except as otherwise expressly provided in these Articles, Class A Voting Shares and Class B Multiple Voting Shares shall have the same rights and privileges and shall rank equally, share ratably and be equal in all respects as to all matters.

II. THE CLASS B MULTIPLE VOTING SHARES SHALL HAVE ATTACHED THERETO THE FOLLOWING RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS:

      (a) Voting. Each Class B multiple voting share shall entitle the holder thereof to ten (10) votes at all meetings of the shareholders of the Corporation (except meetings at which only holders of another specified class of shares are entitled to vote pursuant to the provisions hereof or pursuant to the provisions of the Act).

      (b) Ranking on Liquidation. In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of assets of the Corporation among shareholders for the purpose of winding-up its affairs, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares ranking prior to the Class B Multiple Voting Shares or the Class A Voting Shares, the holders of the Class B Multiple Voting Shares and the holders of the Class A Voting Shares shall be entitled to receive the remaining property of the Corporation. The holders of the Class B Multiple Voting Shares and the holders of the Class A Voting Shares shall rank equally with respect to the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among shareholders for the purpose of winding-up its affairs.

      (c) Dividends and Distributions. In addition to any dividend or distribution declared by the directors in respect of Class B Multiple Voting Shares, holders of Class B Multiple Voting Shares shall be entitled to receive a dividend or distribution, whether cash, non-cash or some combination thereof, equal (on a per share basis) to any dividend or distribution declared by the directors of the Corporation in respect of Class A Voting Shares. Dividends and distributions on Class B Multiple Voting Shares shall be payable on the dated fixed for payment of the dividend or distribution in respect of Class B Multiple Voting Shares or, if applicable, on the date fixed for payment of a dividend or distribution in respect of Class A Voting Shares

      (d) Conversion by Holder into Class A Voting Shares. Each Class B multiple voting share may at any time and from time to time, at the option of the holder, be converted into one (1) fully paid and non-assessable Class A voting share. Such conversion right shall be exercised as follows:

            (i) the holder of Class B Multiple Voting Shares shall send to the transfer agent of the Corporation a written notice, accompanied by a certificate or certificates representing the Class B Multiple Voting Shares in respect of which the holder desires to exercise such conversion right. Such notice shall be signed by the holder of the Class B Multiple Voting Shares in respect of which such right is being exercised, or by the duly authorized representative thereof, and shall specify the number of Class B Multiple Voting Shares which such holder desires to have converted. The holder shall also pay any governmental or other tax, if any, imposed in respect of such conversion. The conversion of the Class B Multiple Voting Shares into Class A Voting Shares shall take effect upon receipt by the transfer agent of the Corporation of the conversion notice accompanied by the certificate or certificates representing the Class B Multiple Voting Shares in respect of which the holder desires to exercise such conversion right.

            (ii) upon receipt of such notice and certificate or certificates by the transfer agent of the Corporation, the Corporation shall, effective as of the date of such receipt, issue or cause to be issued a certificate or certificates representing Class A Voting Shares into which Class B Multiple Voting Shares are being converted. If less than all of the Class B Multiple Voting Shares represented by any certificate are to be converted, the holder shall be entitled to receive a new certificate representing the Class B Multiple Voting Shares represented by the original certificate which are not to be converted.

      (e) Subdivision, Consolidation, Reclassification or other Change. No subdivision, consolidation or reclassification of, or other change to, the Class B Multiple Voting Shares shall be carried out unless, at the same time, the Class A Voting Shares are subdivided, consolidated, reclassified or changed in the same manner and on the same basis.

      (f) Equal Status. Except as otherwise expressly provided in these Articles, Class B Multiple Voting Shares and Class A Voting Shares shall have the same rights and privileges and shall rank equally, share ratably and be equal in all respects as to all matters.

III. THE PREFERRED SHARES SHALL HAVE ATTACHED THERETO, AS A CLASS, THE FOLLOWING RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS:

      (a) Issuance of Preferred Shares, in Series. The directors of the Corporation may, at any time and from time to time, issue Preferred Shares in one (1) or more series, each series to consist of such number of Preferred Shares as may, before issuance thereof, be determined by the directors.

      (b) Determination of Rights, Privileges, Restrictions, Conditions and Limitations attaching to Series of Preferred Shares. The directors of the Corporation may, subject to the following, from time to time fix, before issuance, the designation, rights, privileges, restrictions, conditions and limitations to attach to the Preferred Shares of each series including, without limiting the generality of the foregoing,

            (i) the rate, amount or method of calculation of preferential dividends of the Preferred Shares of such series, if any, whether cumulative or non-cumulative or partially cumulative, and whether such rate, amount or method of calculation shall be subject to change or adjustment in the future, the currency or currencies of payment, the date or dates and place or places of payment thereof and the date or dates from which such preferential dividends shall accrue; provided, that, the dividends payable with respect to any series of Preferred Shares, whether cumulative or non-cumulative or partially cumulative, shall not exceed five (5) percent of the liquidation preference of such series of Preferred Shares;

            (ii) the redemption price and terms and conditions of redemption, if any, of the Preferred Shares of such series; provided, that, without the approval by a majority of the votes cast at a meeting of shareholders of the Company duly called, the redemption price shall not exceed the liquidation preference of such shares;

            (iii) the rights of retraction, if any, vested in the holders of
                  Preferred Shares of such series, and the prices and the other terms and conditions of any rights of retraction, and whether any additional rights of retraction may be vested in such holders in the future; provided, that, without the approval by a majority of the votes cast at a meeting of shareholders of the Company duly called, the retraction price shall not exceed the liquidation preference of such shares;

            (iv) the voting rights, if any, of the Preferred Shares of such series; provided, that, the approval by a majority of the votes cast at a meeting of shareholders of the Corporation duly called shall be required for the issuance of any series of Preferred Shares with voting rights;

            (v) the conversion rights and terms and conditions of conversion, if any, of the Preferred Shares of such series; provided, that, the approval by a majority of the votes cast at a meeting of shareholders of the Company duly called shall be required for the issuance of any series of Preferred Shares which are convertible into securities with voting rights;

            (vi) any sinking fund, purchase fund or other provisions attaching to the Preferred Shares of such series; and

            (vii) any other relative rights, preferences and limitations of the
                  Preferred Shares of such series,

            the whole subject to the issue of a certificate of amendment in respect of articles of amendment in the prescribed form to designate a series of Preferred Shares.

      (c) Cumulative Dividends or Return of Capital not Paid in Full. Pursuant to section 27(2) of the Act, when any cumulative dividends or amounts payable on a return of capital in respect of a series of Preferred Shares are not paid in full, the Preferred Shares of all series shall participate ratably in respect of such dividends including accumulations, if any, in accordance with the sums which would be payable on the Preferred Shares if all such dividends were declared and paid in full, and on any return of capital in accordance with the sums which would be payable on such return of capital if all sums so payable were paid in full.

      (d) Payment of Dividends and Other Preferences. The Preferred Shares shall be entitled to preference over the Class A Voting Shares, the Class B Multiple Voting Shares and any other shares of the Corporation ranking junior to the Preferred Shares with respect to the payment of dividends, and may also be given such other preferences over the Class A Voting Shares, the Class B Multiple Voting Shares and any other shares of the Corporation ranking junior to the Preferred Shares, as may be fixed by the directors of the Corporation, as to the respective series authorized to be issued.

      (e) Procedure for Payment of Dividends. No dividends shall at any time be declared or paid or set apart for payment on any shares of the Corporation ranking junior to the Preferred Shares, unless all dividends up to and including the dividends payable for the last completed period for which such dividends shall be payable on each series of Preferred Shares then issued and outstanding shall have been declared and paid or set apart for payment at the date of such declaration or payment or setting apart for payment on such shares of the Corporation ranking junior to the Preferred Shares, nor shall the Corporation call for redemption or redeem or purchase for cancellation or reduce or otherwise pay off any of the Preferred Shares (less than the total amount then outstanding) or any shares of the Corporation ranking junior to the Preferred Shares, unless all dividends up to and including the dividend payable for the last completed period for which such dividends shall be payable on each series of the Preferred Shares then issued and outstanding shall have been declared and paid or set apart for payment at the date of such call for redemption, purchase, reduction or other payment.

      (f) Ranking for Payment of Dividends and Liquidation, Dissolution or Winding-up. The Preferred Shares of each series shall rank on a parity with the Preferred Shares of every other series with respect to priority in payment of dividends and in the distribution of assets in the event of liquidation, dissolution or winding-up of the Corporation whether voluntary of involuntary.

      (g) Liquidation, Dissolution or Winding-up. In the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among shareholders for the purpose of winding-up its affairs, the holders of the Preferred Shares shall, before any amount shall be paid to or any property or assets of the Corporation distributed among the holders of the Class A Voting Shares, the Class B Multiple Voting Shares or any other shares of the Corporation ranking junior to the Preferred Shares, be entitled to receive:

            (i) an amount equal to the consideration received by the Corporation upon the issuance of such shares together with, in the case of cumulative Preferred Shares, all unpaid cumulative dividends (which for such purpose shall be calculated as if such cumulative dividends were accruing from day to day for the period from the expiration of the last period for which cumulative dividends have been paid-up to and including the date of distribution) and, in the case of non-cumulative Preferred Shares, all declared and unpaid non-cumulative dividends; and

            (ii) if such liquidation, dissolution, winding-up or distribution shall be voluntary, an additional amount equal to the premium, if any, which would have been payable on the redemption of the said Preferred Shares respectively if they had been called for redemption by the Corporation on the date of distribution and, if said Preferred Shares could not be redeemed on such date, then an additional amount equal to the greatest premium, if any, which would have been payable on the redemption of said Preferred Shares respectively.

      (h) Purchase by the Corporation. The Preferred Shares of any series may be purchased for cancellation or made subject to redemption by the Corporation at such times and at such prices and upon such other terms and conditions as may be specified in the rights, privileges, restrictions and conditions attaching to the Preferred Shares of such series as set forth in the articles of amendment relating to such series.

      (i) Amendments. The provisions of this section III may be deleted or varied in whole or in part by a certificate of amendment, but only with the prior approval of the holders of the Preferred Shares, given as hereinafter specified, in addition to any other approval required by the Act (or any other statutory provision of the like or similar effect, from time to time in force). The approval of the holders of the Preferred Shares with respect to any and all matters hereinbefore referred to, may be given by at least two-thirds (2/3) of the votes cast at a meeting of the holders of the Preferred Shares duly called for that purpose and held upon at least twenty-one (21) days notice at which the holders of a majority of the outstanding Preferred Shares are present or represented by proxy. If at any such meeting the holders of a majority of the outstanding Preferred Shares are not present or represented by proxy within thirty (30) minutes after the time appointed for such meeting, then the meeting shall be adjourned to such date being not less than thirty (30) days later and to such time and place as may be determined by the chairman of the meeting and not less than twenty-one (21) days notice shall be given of such adjourned meeting but it shall not be necessary in such notice to specify the purpose for which the meeting was originally called. At such adjourned meeting the holders of Preferred Shares, present or represented by proxy, may transact the business for which the meeting was originally called and a resolution passed thereat by not less than two-thirds (2/3) of the votes cast at such adjourned meeting, shall constitute the authorization of the holders of the Preferred Shares referred to above. The formalities to be observed in respect of the giving of notice of any such meeting or adjourned meeting and the conduct thereof shall be those from time to time prescribed by the by-laws of the Corporation with respect to meetings of shareholders. On every poll taken at every such meeting or adjourned meeting, every holder of Preferred Shares shall be entitled to one (1) vote in respect of each preferred share held.

                                                             EXHIBIT 7.03(f)(ii)

               HENRY BIRKS & SONS INC. / HENRY BIRKS ET FILS INC.

                                 BY-LAW NO. ONE

                                                                                                       PAGE
                                                                                                       ----
DEFINITIONS..............................................................................................1
     Act.................................................................................................1
     Articles............................................................................................1
     By-law..............................................................................................1

REGISTERED OFFICE........................................................................................1

CORPORATE SEAL...........................................................................................2

DIRECTORS................................................................................................2
     Number..............................................................................................2
     Vacancies...........................................................................................2
     Vacation of Office..................................................................................2
     Election............................................................................................3
     Consent to be Elected or Appointed Director.........................................................3

MEETINGS OF DIRECTORS....................................................................................3
     Place and Calling of Meetings.......................................................................3
     Notice..............................................................................................4
     Waiver of Notice....................................................................................4
     Participation by Communication Facilities...........................................................4
     Adjournment.........................................................................................4
     Quorum and Voting...................................................................................5
     Resolution in lieu of Meeting.......................................................................5

REMUNERATION OF DIRECTORS................................................................................5

SUBMISSION OF CONTRACTS OR TRANSACTIONS TO SHAREHOLDERS FOR APPROVAL.....................................6

CHAIRMAN OF THE BOARD....................................................................................6

OFFICERS.................................................................................................6
     Appointment of Officers.............................................................................6
     Remuneration and Removal of Officers................................................................7
     Duties of Officers may be Delegated.................................................................7
     President...........................................................................................7
     Vice-President......................................................................................7
     Secretary...........................................................................................8
     Treasurer...........................................................................................8

     Assistant Secretary and Assistant Treasurer.........................................................8

COMMITTEES...............................................................................................8
     Appointment of Committees...........................................................................8
     Audit Committee.....................................................................................9
     Nominating Committee................................................................................9
     Corporate Governance Committee......................................................................9
     Executive Committee................................................................................10
     Compensation Committee.............................................................................10

DISCLOSURE OF INTEREST..................................................................................10

INDEMNIFICATION AND PROTECTION OF DIRECTORS, OFFICERS AND OTHERS........................................12
     Liability..........................................................................................12
     Indemnification....................................................................................12
     Insurance..........................................................................................13

MEETINGS OF SHAREHOLDERS................................................................................13
     Annual Meeting.....................................................................................13
     Special Meetings...................................................................................13
     Place of Meetings..................................................................................13
     Notice.............................................................................................14
     Omission of Notice.................................................................................14
     Record Date........................................................................................14
     Participation by Communication Facilities..........................................................15
     Votes..............................................................................................15
     Proxies............................................................................................16
     Adjournment........................................................................................18
     Quorum.............................................................................................18

SECURITIES..............................................................................................18
     Certificates.......................................................................................18
     Registrar and Transfer Agent.......................................................................18
     Surrender of Share Certificates....................................................................19
     Defaced, Destroyed, Stolen or Lost Certificates....................................................19

DIVIDENDS...............................................................................................19

NOTICES.................................................................................................20
     Method of Giving Notices...........................................................................20
     Shares registered in more than one (1) name........................................................20
     Persons becoming entitled by operation of law......................................................20
     Deceased Shareholder...............................................................................20
     Signatures to Notices..............................................................................21
     Computation of Time................................................................................21
     Proof of Service...................................................................................21

CHEQUES, DRAFTS, NOTES, ETC.............................................................................21

CUSTODY OF SECURITIES...................................................................................21

EXECUTION OF CONTRACTS, ETC.............................................................................22

DECLARATIONS............................................................................................23

FISCAL YEAR.............................................................................................23

                                                             EXHIBIT 7.03(f)(ii)

                                 BY-LAW NO. ONE

      being a by-law relating generally to the transaction of the business and affairs of Henry Birks & Sons Inc./Henry Birks et Fils Inc. (the "CORPORATION").

      DEFINITIONS

1. In this by-law and all other by-laws of the Corporation, unless the context otherwise specifies or requires:

      (a) "ACT" means the Canada Business Corporations Act, R.S.C., 1985, chapter C-44, any statute that may be substituted therefore and any regulations thereunder, as from time to time amended; and any reference to a section of the Act is a reference to a section of the Act as such section is presently numbered or as it may be renumbered from time to time;

      (b) "ARTICLES" means the articles of the Corporation, as from time to time amended or restated;

      (c) "BY-LAW" means this by-law and all other by-laws of the Corporation from time to time in force and effect;

      (d) words importing the singular number only shall include the plural and vice versa; words importing the masculine gender shall include the feminine and neuter genders and vice versa; words importing persons shall include bodies corporate, corporations, companies, partnerships, syndicates, trusts and any number or aggregate of individuals;

      (e) the headings used in this by-law are inserted for reference purposes only and are not to be considered or taken into account in construing the terms or provisions thereof or to be deemed in any way to clarify, modify or explain the effect of any such terms or provisions; and

      (f) all terms contained in this by-law and which are defined in the Act shall have the meanings given to such terms in the Act.



REGISTERED OFFICE

2. The Corporation may from time to time (i) by resolution of the board of directors, change the place and/or address of the registered office of the Corporation within the province specified in its articles and (ii) by articles of amendment, change the province in which its registered office is situated to another province of Canada.

CORPORATE SEAL

3. The Corporation may have one or more corporate seals which shall be such as the board of directors may by resolution from time to time adopt and change.

DIRECTORS

4. Number

      There shall be a board of directors consisting of such fixed number, or minimum and maximum number of directors as may be set out in the articles. If any of the issued securities of the Corporation are or were part of a distribution to the public, remain outstanding and are held by more than one person, the Corporation shall not have fewer than three (3) directors, at least two (2) of whom are not officers or employees of the Corporation or its affiliates.

5. Vacancies

      If a fixed number of directors is set out in the articles and if such fixed number is higher than the number of directors in office at the time of the amendment to the articles, or if such fixed number is thereafter increased, the resulting vacancies shall be filled at a meeting of shareholders duly called for that purpose. Notwithstanding the provisions of this by-law and subject to the provisions of the Act, if a vacancy should otherwise occur in the board, the remaining directors, if constituting a quorum, may appoint a qualified person to fill the vacancy for the remainder of the term, except a vacancy resulting from the fixing, in the articles, of a number of directors that is higher than the number of directors in office at the time of the amendment to the articles, from a subsequent increase of such fixed number or from a failure of the shareholders to elect the number or minimum number of directors specified in the articles. In the absence of a quorum or if the vacancy has arisen from a failure by the shareholders to elect the number or minimum number of directors specified in the articles, the remaining directors shall forthwith call a meeting of shareholders to fill the vacancy pursuant to subsection 111(2) of the Act. If the directors fail to call such a meeting or if there are no directors then in office, any shareholder may call the meeting. Where a vacancy or vacancies exist in the board, the remaining directors may exercise all of the powers of the board so long as a quorum remains in office.

6. Vacation of Office

      The office of a director shall ipso facto be vacated if:

      (a)   he dies;

      (b) by notice in writing to the Corporation, he resigns his office and such resignation, if not effective immediately, becomes effective in accordance with its terms;

      (c)   he is removed from office in accordance with section 109 of the Act;
            or

      (d)   he ceases to be qualified to be a director.

7. Election

      Directors shall be elected by the shareholders by ordinary resolution in a general meeting unless the articles of the Corporation confer upon the directors the right to appoint additional directors in which case, the dispositions of the Act apply. A vote by ballot shall not be necessary for the election of the directors unless it is required by someone present and entitled to vote at the meeting.

      A retiring director shall retain office until the adjournment or termination of the meeting at which his successor is elected, unless such meeting was called for the purpose of removing him from office as a director in which case the director so removed shall vacate office forthwith upon the passing of the resolution for his removal.

8. Consent to be Elected or Appointed Director

      An individual who is elected or appointed to hold office as a director is not a director and is deemed not to have been elected or appointed to hold office as a director unless:

      (a) the said individual was present at the meeting when the election or appointment took place and he did not refuse to hold office as a director; or

      (b) the said individual was not present at the meeting when the election or appointment took place and the said individual consented to hold office as a director in writing before the election or appointment or within ten (10) days after it, or the said individual has acted as a director pursuant to the election or appointment.

MEETINGS OF DIRECTORS

9. Place and Calling of Meetings

      Subject to the articles, meetings of directors may be held at any place within or outside Canada as the directors may from time to time determine or the person convening the meeting may give notice. A meeting of the board of directors may be convened by the chairman of the board, if any, the president, if any, or any director at any time. The secretary, if any, shall, upon direction of any of the foregoing, convene a meeting of the board of directors.

10. Notice

      Notice of the time and place for the holding of any such meeting shall be delivered, mailed, faxed or emailed to each director at his latest address as shown on the records of the Corporation no less than two (2) days or twelve (12) days if mailed (exclusive of the day on which the notice is sent, but inclusive of the day for which notice is given) before the date of the meeting; provided that meetings of the board of directors may be held at any time without notice, if all the directors have waived notice.

      For the first meeting of the board of directors, to be held immediately following the election of directors at any annual or special meeting of the shareholders, no notice of such meeting need be given to the newly elected or appointed director or directors in order for the meeting to be duly constituted, provided a quorum of the directors is present.

      A notice of a meeting of directors shall specify any matter referred to in subsection 115(3) of the Act that is to be dealt with at the meeting but otherwise need not specify the purpose of or the business to be transacted at the meeting.

11. Waiver of Notice

      Notice of any meeting of the board of directors or any irregularity in any meeting or in the notice thereof may be waived by any director, and such waiver may be validly given either before or after the meeting to which such waiver relates. The attendance of a director at a meeting of directors is a waiver of notice of the meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

12. Participation by Communication Facilities

      A director may, if all the directors of the Corporation consent thereto (either before, during or after the meeting), participate in a meeting of the board of directors or of any committee thereof, if any, by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other, and a director participating in such manner is deemed to be present at that meeting. A consent may be given with respect to all meetings of the board and/or of the committees of the board, if any.

13. Adjournment

      Any meeting of the board of directors may be adjourned from time to time by the chairman of the meeting, with the consent of the meeting, to a fixed time and place and no notice of the time and place for the continuance of the adjourned meeting need be given to any director in such a case. Any adjourned meeting shall be duly constituted if held in accordance with the terms of the adjournment and a quorum is present at the meeting. The directors who formed a quorum at the original meeting are not required to form the quorum at the adjourned meeting. If there is no quorum present at the adjourned meeting, the original meeting shall be deemed to have terminated forthwith after its adjournment.

14. Quorum and Voting

      Subject to the articles, a majority of the number of directors in office shall constitute a quorum for the transaction of business. Subject to subsection 117(1) of the Act, no business shall be transacted by the directors, except at a meeting of directors at which a quorum of the board is present. The directors shall not transact business at a meeting unless the number of Canadian directors required by the law are present, except where:

      (a) a resident Canadian director who is unable to be present approves in writing, or by telephonic, electronic or other communication facility, the business transacted at the meeting; and

      (b) the required number of resident Canadian directors would have been present had that director been present at the meeting.

      Questions arising at any meeting of the board of directors shall be decided by a majority of votes cast. In case of an equality of votes, the chairman of the meeting, in addition to his original vote, shall not have a second or casting vote.

15. Resolution in lieu of Meeting

      A resolution in writing, signed by all the directors entitled to vote on that resolution at a meeting of directors or a committee of directors, if any, is as valid as if it had been passed at a meeting of directors or committee of directors, if any.

      A copy of every such resolution shall be kept with the minutes of the proceedings of the directors or committee of directors, if any.

REMUNERATION OF DIRECTORS

16. Subject to the articles, the remuneration to be paid to the directors shall be such as the board of directors shall from time to time determine and such remuneration shall not be in addition to the salary paid to any officer of the Corporation who is also a member of the board of directors. The directors may also by resolution award special remuneration to any director undertaking any special services on the Corporation's behalf other than the routine work ordinarily required of a director by the Corporation. The confirmation of any such resolution or resolutions by the shareholders shall not be required. The directors concerned shall not vote on such resolutions. The directors shall be entitled to be paid their traveling and other expenses properly incurred by them in connection with the affairs of the Corporation.

SUBMISSION OF CONTRACTS OR TRANSACTIONS TO SHAREHOLDERS FOR APPROVAL

17. The board of directors, in its discretion, may submit any contract, act or transaction for approval, ratification or confirmation at any annual meeting of the shareholders or at any special meeting of the shareholders called for the purpose of considering the same and any contract, act or transaction that shall be approved, ratified or confirmed by resolution passed by a majority of the votes cast at any such meeting (unless any different or additional requirement is imposed by the Act or by the Corporation's articles or the by-law) shall be as valid and as binding upon the Corporation and upon all the shareholders as though it had been approved, ratified or confirmed by every shareholder of the Corporation.

CHAIRMAN OF THE BOARD

18. The chairman of the board, if any, shall, if present, preside at all meetings of the board of directors and of shareholders. He shall sign such contracts, documents or instruments in writing as require his signature and shall have such other powers and duties as may from time to time be assigned to him by resolution of the board of directors.

OFFICERS

19. Appointment of Officers

      Subject to the articles, the board of directors, annually or as often as may be required, may appoint among themselves a chairman of the board and may appoint a president and a secretary and, if deemed advisable, may appoint a vice chairman, one (1) or more vice-presidents (to which title may be added words indicating seniority or function), a treasurer and one (1) or more assistant secretaries and/or one (1) or more assistant treasurers. None of such officers, except the chairman of the board, need be a director of the Corporation. The board of directors may from time to time designate such other offices and appoint such other officers, employees and agents as it shall deem necessary, who shall have such authority and shall perform such functions and duties, as may from time to time be prescribed by resolution of the board of directors. Any two (2) or more offices may be held by the same person. In case and whenever the same person holds the offices of secretary and treasurer he may, but need not, be known as the secretary-treasurer.

20. Remuneration and Removal of Officers

      Subject to the articles, the remuneration of all officers, employees and agents elected or appointed by the board of directors may be determined from time to time by resolution of the board of directors. The fact that any officer, employee or agent is a director or shareholder of the Corporation shall not disqualify him from receiving such remuneration as may be so determined. The board of directors may, by resolution, remove any officer, employee or agent at any time, with or without cause, subject to his rights under any employment contract in force between the Corporation and such individual.

21. Duties of Officers may be Delegated

      In case of the absence or inability or refusal to act of any officer of the Corporation or for any other reason that the board of directors or the President, as applicable, may deem sufficient, the board of directors or the President, as applicable, may delegate all or any of the powers of such officer to any other officer or to any director for the time being.

22. President

      The president, if any, shall be the chief executive officer of the Corporation and shall exercise general supervision over the business and affairs of the Corporation. In the absence or inability of the chairman of the board, if any, the president shall, when present, preside at all meetings of the board of directors and shareholders; he shall sign such contracts, documents or instruments in writing as require his signature and shall have such other powers and shall perform such other duties as may from time to time be assigned to him by resolution of the board of directors or as are incident to his office.

23. Vice-President

      The vice-president or, if more than one (1), the vice-presidents, in order of seniority, shall be vested with all the powers and shall perform all the duties of the president in the absence or inability or refusal to act of the president, provided, however, that a vice-president, who is not a director, shall not preside as chairman at any meeting of shareholders. The vice-president or, if more than one (1), the vice-presidents, in order of seniority, shall sign such contracts, documents or instruments in writing as require his or their signatures and shall also have such other powers and duties as may from time to time be assigned to him or them by resolution of the board of directors or, to the extent permitted by the Act, by the president of the Corporation.

24. Secretary

      The secretary, if any, shall give or cause to be given notices for all meetings of the board of directors, of committees thereof, if any, and of shareholders when directed to do so and shall have charge, subject to the provisions of this by-law, of the records referred to in section 20 of the Act (except the accounting records) and of the corporate seal or seals, if any, except when some other officer or agent has been appointed for that purpose. He shall sign such contracts, documents or instruments in writing as require his signature and shall have such other powers and duties as may from time to time be assigned to him by resolution of the board of directors or as are incident to his office.

25. Treasurer

      Subject to the provisions of any resolution of the board of directors, the treasurer, if any, shall have the care and custody of all the funds and securities of the Corporation and shall deposit the same in the name of the Corporation in such bank or banks or with such other depositary or depositaries as the board of directors may, by resolution, direct. He shall prepare, maintain and keep or cause to be kept adequate books of accounts and accounting records. He shall sign such contracts, documents or instruments in writing as require his signature and shall have such other powers and duties as may from time to time be assigned to him by resolution of the board of directors or as are incident to his office. He may be required to give such bond for the faithful performance of his duties as the board of directors, in their absolute discretion, may require, and no director shall be liable for failure to require any such bond or for the insufficiency of any such bond or for any loss by reason of the failure of the Corporation to receive any indemnity thereby provided.

26. Assistant Secretary and Assistant Treasurer

      The assistant secretary or, if more than one (1), the assistant secretaries, in order of seniority, and the assistant treasurer or, if more than one (1), the assistant treasurers, in order of seniority, shall respectively perform all the duties of the secretary and treasurer, respectively, in the absence or inability to act of the secretary or treasurer, as the case may be. The assistant secretary or assistant secretaries, if more than one (1), and the assistant treasurer or assistant treasurers, if more than one (1), shall sign such contracts, documents or instruments in writing as require his or their signatures respectively and shall have such other powers and duties as may from time to time be assigned to them by resolution of the board of directors.

COMMITTEES

27. Appointment of Committees

      The board of directors may from time to time appoint from their number one
(1) or more committees consisting of one (1) or more individuals and delegate to such committee or committees any of the powers of the directors, except as provided in subsection 115(3) of the Act. Unless otherwise ordered by the board, a committee of directors shall have power to fix its quorum and to regulate its proceedings. Meetings of any such committee may be held at any place in or outside of Canada.

28. Audit Committee

      The Corporation shall have an Audit Committee composed of not fewer than three (3) directors. If any of the issued securities of the Corporation are or were part of a distribution to the public, remain outstanding and are held by more than one (1) person, each of the directors composing the Audit Committee must be independent and none of them must be an employee of the Corporation or any of its affiliates. The members of the

Audit Committee shall be appointed annually by the board of directors from its number. The Audit Committee shall be responsible for reviewing the scope and results of the annual audit of the Corporation's consolidated financial statements conducted by the Corporation's independent auditors, the scope of other services provided by the Corporation's independent auditors, the proposed changes in the Corporation's policies and procedures with respect to its internal accounting, auditing, auditing and financial controls and shall have such other powers and duties as may be provided in the Act or specified by the board of directors.

29. Nominating Committee

      The board of directors may appoint a Nominating Committee composed of not fewer than three (3) directors. If any of the issued securities of the Corporation are or were part of a distribution to the public, remain outstanding and are held by more than one (1) person, each of the directors composing the Nominating Committee must be independent and none of them must be an employee of the Corporation or any of its affiliates. The Nominating Committee shall be responsible for nominating potential nominees to the board of directors. The members of the Nominating Committee shall be appointed annually by the board of directors from its number. The Nominating Committee shall have the powers and duties as may be specified by the board of directors.

30. Corporate Governance Committee

      The board of directors shall have a Corporate Governance Committee composed of not fewer than three (3) directors. If any of the issued securities of the Corporation are or were part of a distribution to the public, remain outstanding and are held by more than one (1) person, each of the directors composing the Corporate Governance Committee must be independent and none of them must be an employee of the Corporation or any of its affiliates. The Corporate Governance Committee shall be responsible for overseeing all aspects of the Corporation's corporate governance policies. The members of the Corporate Governance Committee shall be appointed annually by the board of directors from its number. The Corporate Governance Committee shall have such other powers and duties that may be specified by the board of directors. No agreement or arrangement between the Corporation and any affiliate of the Corporation shall be entered into by the Corporation without the approval of the Corporate Governance Committee; provided, however, that the foregoing prohibition shall not apply to any agreement or arrangement that does not exceed any applicable threshold which may be established by the Corporate Governance Committee from time to time.

31. Executive Committee

      The board of directors may appoint an Executive Committee composed of at least three (3) members of the board of directors and responsible for facilitating the efficient operation of the Corporation. The members of the Executive Committee shall be appointed annually by the board of directors from its number. The Executive Committee shall have the powers and duties as may be specified by the board of directors.

32. Compensation Committee

      The board of directors shall appoint a Compensation Committee composed of not fewer than three (3) directors. If any of the issued securities of the Corporation are or were part of a distribution to the public, remain outstanding and are held by more than one (1) person, each of the directors composing the Compensation Committee must be independent and none of them must be an employee of the Corporation or any of its affiliates. The Compensation Committee shall be responsible for recommending to the board of directors executive compensation, including base salaries, bonuses and long-term incentive awards for the executive officers of the Corporation. The members of the Compensation Committee shall be appointed annually by the board of directors from its number. The Compensation Committee shall have the powers and duties as may be specified by the board of directors.

DISCLOSURE OF INTEREST

33. A director or officer of the Corporation shall disclose to the Corporation, in writing, or by requesting to have it entered in the minutes of meetings of directors or of meetings of committees of directors, if any, the nature and extent of any interest that he has in a material contract or material transaction, whether made or proposed, with the Corporation: if the director or officer is a party to the contract or the transaction; if he is a director or officer, or an individual acting in a similar capacity of a party to the contract or transaction; or if he has a material interest in a party to the contract or transaction.

      In the case of a contract or transaction or a proposed contract or transaction involving a director, the disclosure shall be made at the meeting of directors at which the question of entering into the contract or transaction is first considered. If the director was not at the time of the meeting referred to previously interested in the proposed contract or transaction, the disclosure shall be at the first meeting of the directors held after he becomes so interested. If the director becomes interested in a contract or transaction after it is made, the disclosure shall be made at the first meeting of directors held after the director becomes so interested. If an individual who is interested in a contract or transaction later becomes a director, the disclosure shall be made at the first meeting after he becomes a director.

      If a material contract or material transaction, whether entered into or proposed, is one that, in the ordinary course of the Corporation's business, would not require approval by the directors or shareholders, a director or officer shall disclose, in writing to the Corporation or request to have it entered in the minutes of meetings of directors or of meetings of committees of directors, if any, the nature and extent of his interest immediately after he becomes aware of the contract or transaction.

      In the case of a contract or transaction or proposed contract or transaction involving an officer who is not a director, the disclosure shall be made immediately after he becomes aware that the contract, transaction or proposed contract or proposed transaction is to be considered or has been considered at a meeting. If the officer becomes interested after a contract or transaction is made, the disclosure shall be made immediately after he becomes so interested. If an individual who is interested in a contract or transaction later becomes an officer, the disclosure shall be made immediately after he becomes an officer.

      A general notice to the directors declaring that a director or an officer is to be regarded as interested, for any of the following reasons, in a contract or transaction made with a party, is a sufficient declaration of interest in relation to the contract or transaction:

      (a) the director or officer is a director or officer or acting in a similar capacity, of a party to the contract or transaction, or of a party who has a material interest in a party to the contract or transaction;

      (b)   the director or officer has a material interest in the party; or

      (c) there has been a material change in the nature of the director's or the officer's interest in the party.

      A director required to make a disclosure of interest shall not vote on any resolution to approve the contract or transaction unless the contract or transaction:

      (a) relates primarily to his remuneration as a director, officer, employee or agent of the Corporation or an affiliate; or

      (b)   is for indemnity or insurance under section 124 of the Act.

INDEMNIFICATION AND PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

34. Liability

      No director or officer shall be liable for the acts, receipts, neglects or defaults of any other director, officer or employee of the Corporation, or for joining any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortuous acts of any person with whom any of the moneys, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgment or oversight on his part, or for any other loss, damage or misfortune which shall happen in the execution of the duties of his office or in relation thereto, provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act or from liability for any breach thereof.

35. Indemnification

      Subject to the Act, the Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation, or another individual who acts or acted at the Corporation's request as a director or officer, or an individual acting in a similar capacity, of another entity against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Corporation or other entity if:

      (a) he acted honestly and in good faith with a view to the best interests of the Corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as a director of officer or in a similar capacity at the Corporation's request; and

      (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual's conduct was lawful.

      The Corporation shall advance the necessary moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to previously. The individual shall repay the moneys if the individual does not fulfill the previously named conditions.

      The Corporation shall also indemnify such person in such other circumstances as the Act permits or requires. Nothing in this by-law shall limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of this by-law.

36. Insurance

      Subject to the Act, the Corporation may purchase and maintain insurance for the benefit of an individual referred to in section 35 against any liability incurred by the individual in his capacity as a director or officer of the Corporation or in the individual's capacity as a director or officer, or similar capacity, of another entity (as such term is defined in the Act), if the individual acts or acted in that capacity at the Corporation's request.

MEETINGS OF SHAREHOLDERS

37. Annual Meeting

      Subject to compliance with section 133 of the Act, the annual meeting of the shareholders shall be convened on such day in each year and at such time as the board of directors may by resolution determine. The directors of the Corporation shall call an annual meeting of shareholders not later than fifteen
(15) months after holding the last
preceding annual meeting but no later than six (6) months after the end of the Corporation's preceding financial year.

38. Special Meetings

      Other meetings of the shareholders may be convened by order of the chairman of the board, the president or a vice-president who is a director or by the board of directors, to be held at such time and place as may be specified in such order.

      Special meetings of shareholders may also be called by written requisition to the board of directors signed by shareholders holding between them not less than five percent (5%) of the outstanding shares of the capital of the Corporation entitled to vote thereat. Such requisition shall state the business to be transacted at the meeting and shall be sent to each director and to the registered office of the Corporation.

      Except as otherwise provided in subsection 143(3) of the Act, it shall be the duty of the board of directors, on receipt of such requisition, to cause the meeting to be called by the secretary of the Corporation.

      If the board of directors does not, within twenty-one (21) days after receiving such requisition call a meeting, any shareholder who signed the requisition may call the meeting.

39. Place of Meetings

      Meetings of shareholders of the Corporation shall be held at the registered office of the Corporation or at such other place in Canada as may be specified in the notice convening such meeting. Notwithstanding the foregoing, a meeting of shareholders may be held at a place outside Canada if the place does not contravene the articles.

40. Notice

      A notice stating the day, hour and place of meeting and, subject to subsection 135(6) of the Act, the general nature of the business to be transacted shall be served to each shareholder who is entitled to vote at such meeting, each director of the Corporation and the auditor of the Corporation no less than twenty-one (21) days or more than sixty (60) days before the meeting. If such notice is served by mail, it shall be directed to the latest address, as shown in the records of the Corporation, of the intended recipient. Notice of any meeting of shareholders or any irregularity in any such meeting or in the notice thereof may be waived by any shareholder, the duly appointed proxy of any shareholder, any director or the auditor of the Corporation in any manner that a notice can be given to the Corporation or by any other manner, and any such waiver may be validly given either before or after the meeting to which such waiver relates.

41. Omission of Notice

      The accidental omission to give notice of any meeting to or the non-receipt of any notice by any person shall not invalidate any resolution passed or any proceeding taken at any meeting of shareholders.

42. Record Date

      The board of directors may, by resolution, fix in advance a date and time as the record date for the determination of the shareholders entitled to receive notice of a meeting of the shareholders and/or to vote at such meeting and/or to receive the financial statements of the Corporation, but such record date shall not precede by more than sixty (60) days or by less than twenty-one (21) days the date on which the meeting is to be held and notice of such record date shall be given not less than seven (7) days before such record date in the manner prescribed in the Act unless waiver in accordance with the Act is obtained.

      If the directors fail to fix in advance a date and time as the record date in respect of all or any of the matters described above for any meeting of the shareholders of the Corporation, the following provisions shall apply, as the case may be:

      (a) the record date for the determination of the shareholders entitled to receive notice of a meeting of shareholders shall be at the close of business on the day immediately preceding the day on which notice is given or sent or, if no notice is given, the day on which the meeting is held;

      (b) the record date for the determination of the shareholders entitled to vote at a meeting of shareholders shall be the day on which the meeting is held or in accordance with subsection 138(3) of the Act, if so determined by the directors; and

      (c) the record date for the determination of the shareholders entitled to receive the financial statements of the Corporation shall be the close of business on the day on which the directors pass the resolution relating thereto.

43. Participation by communication facilities

      Any person entitled to attend a meeting of shareholders may participate in the meeting by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting if the Corporation makes available such a communication facility. A person participating in a meeting by such means is deemed to be present at that meeting. A meeting of shareholders may be held, in accordance with the Act, entirely by telephonic, electronic or other communication facility if the requirements listed previously are met.

44. Votes

      Except in the case of a meeting held by telephonic, electronic or other communication means, voting at a meeting of shareholders shall be by show of hands, except where a ballot is demanded by a shareholder entitled to vote at the meeting. A shareholder may demand a ballot either before or immediately after any vote by show of hands.

      Every question submitted to any meeting of shareholders shall be decided in the first instance, unless a ballot is demanded, on a show of hands, and, in case of an equality of votes, the chairman of the meeting shall not, both on a show of hands and on a ballot, have a second or casting vote in addition to the vote or votes to which he may be entitled as a shareholder.

      At any meeting, unless a ballot is demanded, a declaration by the chairman of the meeting that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of votes recorded in favour of or against the motion.

      In the absence of the chairman of the board, the president and every vice-president who is a director, the shareholders present entitled to vote shall choose another director as chairman of the meeting, and if no director is present or if all the directors present decline to take the chair, then the shareholders present shall choose one of their number to be chairman of the meeting.

      If at any meeting a ballot is demanded on the election of a chairman or on the question of adjournment or termination, it shall be taken forthwith without adjournment. If a ballot is demanded on any other question or as to the election of directors, it shall be taken in such manner and either at once or later at the meeting or after adjournment as the chairman of the meeting directs. The result of a ballot shall be deemed to be the resolution of the meeting at which the ballot was demanded. A demand for a ballot may be withdrawn.

      Where a person holds shares as a personal representative, such person or his proxy is the person entitled to vote at all meetings of shareholders in respect of the shares so held by him.

      Where a person mortgages or hypothecates his shares, such person or his proxy is the person entitled to vote at all meetings of shareholders in respect of such shares unless, in the instrument creating the mortgage or hypothec, he has expressly empowered the person holding the mortgage or hypothec to vote in respect of such shares, in which case, subject to the articles, such holder or his proxy is the person entitled to vote in respect of the shares.

      Where two (2) or more persons hold the same share or shares jointly, any one (1) of such persons present at a meeting of shareholders has the right, in the absence of the other or others, to vote in respect of such share or shares, but if more than one (1) of such persons are present or represented by proxy and vote, they shall vote together as one (1) on the share or shares jointly held by them.

      Any vote at a meeting held solely by telephonic, electronic or other communication facility, may be exercised entirely by telephonic, electronic or other communication facility in accordance with the Act.

45. Proxies

      A shareholder, including a shareholder that is a body corporate, entitled to vote at a meeting of shareholders may, by means of a proxy, appoint a proxyholder or one (1) or more alternate proxyholders, who are not required to be shareholders, to attend and act at the meeting in the manner and to the extent authorized by the proxy and with the authority conferred by the proxy.

      An instrument appointing a proxyholder shall be in writing and shall be executed by the shareholder or his attorney authorized in writing or, if the shareholder is a body corporate, either under its seal or by an officer or attorney thereof, duly authorized. A proxy is valid only at the meeting in respect of which it is given or any adjournment thereof.

      Unless the Act requires another form, an instrument appointing a proxyholder may be in the following form:

      "The undersigned shareholder of            hereby appoints             of
or failing him,           of            , as the nominee of the undersigned to
attend and act for and on behalf of the undersigned at the meeting of the
shareholders of the said Corporation to be held on the         day of          ,
        , and at any adjournment thereof to the same extent and with the same power as if the undersigned were personally present at the said meeting or such adjournment thereof.

      Dated this       day of         ,      .

                                         _______________________________________
                                         Signature of Shareholder

NOTE:

      This form of proxy must be signed by a shareholder or his attorney authorized in writing or, if the shareholder is a body corporate, either under its seal or by an officer or attorney thereof duly authorized."

      The directors may from time to time adopt procedures regarding the deposit of instruments appointing a proxyholder at some place or places other than the place at which a meeting or adjourned meeting of shareholders is to be held and for particulars of such instruments to be sent before the meeting or adjourned meeting to the Corporation or any agent of the Corporation for the purpose of receiving such particulars and providing that instruments appointing a proxyholder so lodged may be voted upon as though the instruments themselves were produced at the meeting or adjourned meeting and votes given in accordance with such regulations shall be valid and shall be counted. The chairman of any meeting of shareholders may, subject to any procedure adopted as aforesaid, in his discretion, accept such a communication as to the authority of anyone claiming to vote on behalf of and to represent a shareholder, notwithstanding that no instrument of proxy conferring such authority has been lodged with the Corporation, and any votes given in accordance with such a communication accepted by the chairman of the meeting shall be valid and shall be counted.

46. Adjournment

      The chairman of the meeting may, with the consent of the meeting, adjourn any meeting of shareholders from time to time to a fixed time and place. If a meeting of shareholders is adjourned less than thirty (30) days, it is not necessary to give notice of the adjourned meeting other than by announcement at the earliest meeting that is adjourned. If a meeting of shareholders is adjourned by one (1) or more adjournments for an aggregate of thirty (30) days or more, notice of the adjournment meeting shall be given as for an original meeting but, unless the meeting is adjourned by one (1) or more adjournments for an aggregate of more than ninety (90) days, the requirements of subsection 149(1) of the Act relating to mandatory solicitation of proxies do not apply.

      Any adjourned meeting shall be duly constituted if held in accordance with the terms of the adjournment and a quorum is present thereat. The persons who formed a quorum at the original meeting are not required to form a quorum at the adjourned meeting. If there is no quorum present at the adjourned meeting, the original meeting shall be deemed to have terminated forthwith after its adjournment. Any business may be brought before or dealt with at any adjourned meeting which might have been brought before or dealt with at the original meeting in accordance with the notice calling same.

47. Quorum

      One (1) person present and holding or representing by proxy at least one
(1) issued voting share of the Corporation shall be the required quorum for the choice of a chairman of the meeting and for the adjournment of the meeting; for all other purposes, a quorum for any meeting (unless a different number of shareholders and/or a different number of shares are required to be represented by the Act or by the articles or by the by-law) shall be persons present being not less than two (2) in number and holding or representing by proxy at least 50% of the shares entitled to vote at such meeting. If a quorum is present at the opening of a meeting of the shareholders, the shareholders present may proceed with the business of the meeting, notwithstanding that a quorum is not present throughout the meeting. Where the Corporation has only one (1) shareholder or only one (1) holder of any class or series of shares, the shareholder, present in person or by proxy, constitutes a meeting.

SECURITIES

48. Certificates

      Share certificates (and the form of stock transfer power on the reverse side thereof) shall (subject to compliance with section 49 of the Act) be in such form and be signed by such director(s) or officer(s) as the board of directors may from time to time, by resolution, determine.

49. Registrar and Transfer Agent

      The board of directors may from time to time, by resolution, appoint or remove one (1) or more registrars and/or branch registrars (which may, but need not be, the same person) to keep the register of security holders and/or one (1) or more transfer agents and/or branch transfer agents (which may, but need not be, the same person) to keep the register of transfer, and (subject to the Act) may provide for the registration of issues and the registration of transfers of the securities of the Corporation in one (1) or more places and such registrars and/or branch registrars and/or transfer agents and/or branch transfer agents shall keep all necessary books and registers of the Corporation for the registration of the issuance and the registration of transfers of the securities of the Corporation for which they are so appointed. All certificates issued after any such appointment representing securities issued by the Corporation shall be countersigned by or on behalf of one of the said registrars and/or branch registrars and/or transfer agents and/or branch transfer agents, as the case may be.

50. Surrender of Share Certificates

      No transfer of a share issued by the Corporation shall be recorded or registered unless or until the certificate representing the share to be transferred has been surrendered and cancelled or, if no certificate has been issued by the Corporation in respect of such share, unless or until a duly executed share transfer power in respect thereof has been presented for registration.

51. Defaced, Destroyed, Stolen or Lost Certificates

      If the defacement, destruction or apparent destruction, theft, or other wrongful taking or loss of a share certificate is reported by the owner to the Corporation or to a registrar, branch registrar, transfer agent or branch transfer agent of the Corporation (hereinafter, in this paragraph, called the "Corporation's transfer agent") and such owner gives to the Corporation or the Corporation's transfer agent a written statement verified by oath or statutory declaration as to the defacement, destruction or apparent destruction, theft, or other wrongful taking or loss and the circumstances concerning the same, a request for the issuance of a new certificate to replace the one so defaced, destroyed, wrongfully taken or lost and a bond of a surety company (or other security approved by the board of directors) in such form as is approved by the board of directors or by the chairman of the board, the president, a vice-president, the secretary or the treasurer of the Corporation, indemnifying the Corporation (and the

Corporation's transfer agent, if any), against all loss, damage or expense, which the Corporation and/or the Corporation's transfer agent may suffer or be liable for by reason of the issuance of a new certificate to such shareholder, a new certificate may be issued in replacement of the one defaced, destroyed or apparently destroyed, stolen or otherwise wrongfully taken or lost, if such issuance is ordered and authorized by any one (1) of the chairman of the board, the president, a vice-president, the secretary or the treasurer of the Corporation or by resolution of the board of directors.

DIVIDENDS

52. Subject to the relevant provisions of the Act, the board of directors may from time to time, by resolution, declare and the Corporation may pay dividends on its issued shares, subject to the relevant provisions, if any, of the articles.

NOTICES

53. Method of Giving Notices

      Any notice or document to be given pursuant to the Act, the articles or the by-law to a shareholder or director of the Corporation may be sent (a) by prepaid mail addressed to, or may be delivered personally to, the shareholder at the shareholder's latest address as shown in the records of the Corporation or its transfer agent or branch transfer agent and the director at the director's latest address as shown on the records of the Corporation or in the last notice of directors or notice of change of directors filed under the Act, and a notice or document sent in accordance with the foregoing to a shareholder or director of the Corporation shall be deemed to be received by them at the time it would be delivered in the ordinary course of mail unless there are reasonable grounds for believing that the shareholder or director did not receive the notice or document at the time or at all or (b) by electronic means as permitted by, and in accordance with, the Act. The secretary may change or cause to be changed the recorded address of any shareholder, director, officer, auditor or member of a committee of the board, if any, in accordance with any information believed by the secretary to be reliable. The foregoing shall not be construed so as to limit the manner or effect of giving notice by any other means of communication otherwise permitted by law.

54. Shares registered in more than one (1) name

      All notices or other documents required to be sent to a shareholder by the Act, the articles or the by-law of the Corporation shall, with respect to any shares in the capital of the Corporation registered in more than one name, be given to whichever of such persons is named first in the records of the Corporation or its transfer agent or branch transfer agent and any notice or other document so given shall be sufficient notice of delivery of such documents to all the holders of such shares.

55. Persons becoming entitled by operation of law

      Every person, who by operation of law, transfer or by any other means whatsoever shall become entitled to any shares in the capital of the Corporation, shall be bound by every notice or other document in respect of such shares which prior to his name and address being entered in the records of the Corporation or its transfer agent or branch transfer agent shall have been duly given to the person or persons from whom he derives his title to such shares.

56. Deceased Shareholder

      Any notice or other document delivered or sent by post or left at the address of any shareholder as the same appears in the records of the Corporation or its transfer agent or branch transfer agent shall, notwithstanding that such shareholder be then deceased and whether or not the Corporation has notice of his decease, be deemed to have been duly served in respect of the shares held by such shareholder (whether held solely or with other persons) until some other person be entered in his stead in the records of the Corporation or its transfer agent or branch transfer agent as the holder or one of the holders thereof and such service shall, for all purposes, be deemed a sufficient service of such notice or other document on his heirs, executors or administrators and all persons, if any, interested with him in such shares.

57. Signatures to Notices

      The signature of any director or officer of the Corporation to any notice may be written, stamped, typewritten or printed or partly written, stamped, typewritten or printed or, for the notice given by electronic means, in accordance with section 252.7 of the Act. The foregoing shall not be construed so as to limit the manner or effect of affixing a signature by any other means otherwise permitted by law.

58. Computation of Time

      Where a given number of days' notice or notice extending over any period is required to be given under any provisions of the articles or by-law of the Corporation, the day of service or posting of the notice shall, unless it is otherwise provided, be counted in such number of days or other period and such notice shall be deemed to have been given or sent on the day of service or posting.

59. Proof of Service

      A certificate of any officer of the Corporation in office at the time of the making of the certificate or of a transfer officer of any transfer agent or branch transfer agent of shares of any class of the Corporation as to facts in relation to the mailing or delivery or service of any notice or other documents to any shareholder, director, officer or auditor or publication of any notice or other document, shall be conclusive evidence thereof and shall be binding on every shareholder, director, officer or auditor of the Corporation, as the case may be.

CHEQUES, DRAFTS, NOTES, ETC.

60. All cheques, drafts or orders for the payment of money and all notes, acceptances and bills of exchange shall be signed by such officer or officers or other person or persons, whether or not officers of the Corporation, and in such manner as the board of directors may from time to time designate by resolution.

CUSTODY OF SECURITIES

61. All securities, including warrants, owned by the Corporation shall be lodged, in the name of the Corporation, with a chartered bank or a trust company or in a safety deposit box or, if so authorized by resolution of the board of directors, with such other depositaries or in such other manner as may be determined from time to time by the board of directors.

      All securities, including warrants, belonging to the Corporation may be issued and held in the name of a nominee or nominees of the Corporation, and, if issued or held in the names of more than one nominee, shall be held in the names of the nominees jointly with right of survivorship and shall be endorsed in blank with endorsement guaranteed in order to enable transfer thereof to be completed and registration thereof to be effected.

EXECUTION OF CONTRACTS, ETC.

62. Contracts, documents or instruments in writing requiring the signature of the Corporation may be signed by any director or any officer of the Corporation, or by any person authorized by resolution of the board of directors. All contracts, documents or instruments in writing so signed shall be binding upon the Corporation without any further authorization or formality. The board of directors is authorized from time to time, by resolution, to appoint any officer or officers or any other person or persons on behalf of the Corporation, either to sign contracts, documents or instruments in writing generally or to sign specific contracts, documents or instruments in writing. Where the Corporation has only one (1) director and officer being the same person, that person may sign all such contracts, documents or other written instruments.

      The corporate seal, if any, may, when required, be affixed to contracts, documents or instruments in writing, signed as aforesaid, by an officer or officers, person or persons, appointed as aforesaid by resolution of the board of directors.

      The term "contracts, documents or instruments in writing", as used in this by-law, shall include deeds, mortgages, hypothecs, charges, conveyances, transfers and assignments of property, real or personal, immoveable or moveable, agreements, releases, receipts and discharges for the payment of money or other obligations, conveyances, transfers and assignments of shares, warrants, bonds, debentures or other securities and all paper writings or their equivalent on all electronic form.

      In particular, without limiting the generality of the foregoing, any director or any officer of the Corporation, or any person authorized by resolution of the board of directors, is hereby authorized to sell, assign, transfer, exchange, convert or convey all shares, bonds, debentures, rights, warrants or other securities owned by or registered in the name of the Corporation and to sign and execute, under the seal of the Corporation or otherwise, all assignments, transfers, conveyances, powers of attorney and other instruments that may be necessary for the purpose of selling, assigning, transferring, exchanging, converting or conveying or enforcing or exercising any voting rights in respect of any such shares, bonds, debentures, rights, warrants or other securities. Where the Corporation has only one (1) director and officer, being the same person, that person may perform the functions and exercise the powers herein contemplated.

      The signature or signatures of any officer or director of the Corporation and/or of any person or persons appointed as aforesaid by resolution of the board of directors may, if specifically authorized by resolution of the directors, be printed, engraved, lithographed, otherwise mechanically or electronically reproduced or given in any manner permitted by the law, on all contracts, documents or instruments in writing or in an electronic form, or, subject to subsections 49(4) and 49(5) of the Act, on bonds, debentures or other securities of the Corporation executed or issued by or on behalf of the Corporation. All such contracts, documents or instruments in writing or in an electronic form, or bonds, debentures or other securities of the Corporation on which the signatures of any of the foregoing officers, directors or persons shall be so reproduced, by authorization by resolution of the board of directors shall, subject to subsections 49(4) and 49(5) of the Act, be deemed to have been duly signed by such officers and shall be as valid to all intents and purposes as if they had been signed manually and notwithstanding that the officers, directors or persons whose signature or signatures is or are so reproduced may have ceased to hold office at the date of the delivery or issue of such contracts, documents or instruments in writing or in an electronic form or bonds, debentures or other securities of the Corporation.

DECLARATIONS

63. Any director or any officer of the Corporation, or any person authorized by resolution of the board of directors or any employee authorized by any officer or director of the Corporation, is authorized and empowered to appear and make answer for the Corporation to all writs, orders and interrogatories upon articulated facts issued out of any court and to declare for and on behalf of the Corporation any answer to writs of attachment by way of garnishment in which the Corporation is garnishee, and to make all affidavits and sworn declarations in connection therewith or in connection with any or all judicial proceedings to which the Corporation is a party and to make demands of abandonment or petitions for winding up or bankruptcy orders upon any debtor of the Corporation and to attend and vote at all meetings of creditors of any of the Corporation's debtors and grant proxies in connection therewith.

FISCAL YEAR

64. The fiscal period of the Corporation shall terminate on such day in each year as the board of directors may from time to time, by resolution, determine.